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                                                                    EXHIBIT 4.7

                         ADVANCE PHARMACY SERVICES, INC.
                       NOTE AND WARRANT PURCHASE AGREEMENT



                                December 8, 1993



Whitney Subordinated Debt Fund, L.P.
630 Fifth Avenue
New York, NY 10111

Dear Sirs:

     The undersigned ADVANCE PHARMACY SERVICES, INC., a Delaware corporation (the "Company"), hereby agrees with WHITNEY SUBORDINATED DEBT FUND, L.P. (the "Purchaser"), as follows:

                SECTION 1.SALE AND PURCHASE OF NOTE AND WARRANT; CLOSING.

     1.1. SALE OF NOTE AND WARRANT.

     Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company, on the Closing Date (as defined in Section 1.2 hereof) (a) the Company's $7,000,000 in principal amount 10.101% Promissory Note due December 8, 2000 (the "Note") and (b) a warrant (the "Warrant") to purchase up to 1,346 shares of Company's Common Stock, par value $.01 per share ("Common Stock), at an aggregate purchase price of $7,000,000 for the Note and the Warrant. The Note and the Warrant shall be in the form of EXHIBIT A and EXHIBIT B attached hereto, respectively. The Warrant shall entitle the holder to purchase shares of Common Stock at an initial exercise price of $1,000 per share and shall expire on December 8, 2003. The shares of Common Stock of the Company issued or issuable upon exercise of the Warrant are referred to herein as the "Warrant Shares". The Note, the Warrant and the Warrant Shares are sometimes referred to herein collectively as the "Securities".

     1.2. CLOSING.

     The "Closing Date" shall be December 8, 1993, or such other date as may be mutually agreed upon by the Company and the Purchaser. The closing (the "Closing") will take place at 10 A.M. on the Closing Date, at the offices of Lord

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Day & Lord, Barrett Smith, 1675 Broadway, New York, New York 10019. At the
Closing the Company shall issue and deliver the Note and the Warrant to the Purchaser against delivery by wire transfer of immediately available funds to an account designated by the Company in the aggregate amount of $7,000,000.

                  SECTION 2.THE COMPANY'S REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to the Purchaser as follows:

     2.1. ORGANIZATION AND STANDING OF THE COMPANY.

     The Company is an organized and existing corporation in good standing (both corporate and tax) under the laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver this Agreement, to issue, sell and deliver the Note, the Warrant and the Warrant Shares and to perform its other obligations pursuant hereto and thereto. The Company is licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

     The Company has two wholly-owned Subsidiaries, Advance Home Prescriptions, Inc., a Delaware corporation, and Advance Prescriptions Management, Inc., a Delaware corporation. Each of such Subsidiaries is a duly organized and validly existing corporation in good standing in the jurisdiction of its organization and has all requisite power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted or as now proposed to be conducted.

     2.2. CORPORATE ACTION.

     This Agreement, the Note, the Warrant, the Stock Purchase Agreement Amendment and the Voting Agreement Amendment have been duly authorized, executed and delivered on behalf of the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The

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issuance, sale and delivery of the Note and the Warrant, and the issuance and delivery of the Warrant Shares upon exercise of the Warrant, have been duly authorized by all required corporate action. The Warrant and the Note have been validly issued and are free and clear of all liens, charges, restrictions, claims and encumbrances imposed (collectively, "ENCUMBRANCES") by or through the Company except as set forth in this Agreement. The Warrant Shares have, as of the Closing, been duly reserved for issuance upon exercise of the Warrant and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and will be free and clear of all Encumbrances imposed by or through the Company except as set forth in this Agreement.

     Sufficient authorized but unissued shares of Common Stock have been reserved by appropriate corporate action in connection with the proposed exercise of the Warrant. The issuance of the Note, the Warrant and Warrant Shares will not be subject to preemptive rights, rights of first refusal or other preferential, contractual or statutory rights of the Company or any stockholder or other Person and will not conflict with any provision of any agreement to which the company is a party or by which it is bound.

     2.3. GOVERNMENTAL APPROVALS.

     Except as set forth on SCHEDULE 2.3, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the National Association of Securities Dealers, Inc. or the Commission, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, the Stock Purchase Agreement Amendment or the Voting Agreement Amendment, for the offer, issue, sale, execution or delivery of the Note or the Warrant or for the performance by the Company of its obligations under this Agreement, the Stock Purchase Agreement Amendment, the Voting Agreement Amendment, the Note or the Warrant.

     2.4. LITIGATION.

     Except as disclosed on SCHEDULE 2.4, there is no litigation or governmental proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any Subsidiary affecting any of its properties or assets, or, to the Company's knowledge, after reasonable inquiry, against any executive officer, Key Employee or the

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holder of more than five percent (5%) of the capital stock of the Company and which relates to the Company or any Subsidiary or the business of any of them. The Company is not aware of any presently existing condition, facts or events on the basis of which any litigation, proceeding or investigation might properly be instituted which could have a Material Adverse Effect.

     Neither the Company nor any Subsidiary nor, to the Company's knowledge after reasonable inquiry, any executive officer, Key Employee or holder of more than five percent (5%) of the capital stock of the Company is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, where such default could have a Material Adverse Effect. There are no actions or proceedings pending or, to the Company's knowledge, threatened which could result, either in any case or in the aggregate, in any Material Adverse Effect, or which would call into question the validity of this Agreement, the Stock Purchase Agreement Amendment or the Voting Agreement Amendment or the terms of the Note or the Warrant.

     The foregoing paragraphs include, without limiting their generality, actions pending or threatened involving the prior employment or engagement of any of the Company's officers, Key Employees or consultants or their use in connection with the business of the Company or any Subsidiary of any information or techniques allegedly proprietary to any of their former employers or to any other Person. Without limitation of the foregoing representations, a brief summary of the Company's litigation matters and the disposition of such matters is set forth on SCHEDULE 2.4, in the manner required by Item 103 of Regulation S-K promulgated under the Securities Act, regarding litigation matters.

     2.5. CERTAIN AGREEMENTS OF OFFICERS AND EMPLOYEES.

     No Key Employee, nor, to the Company's knowledge, after reasonable inquiry, any employee or consultant of the Company or any Subsidiary is in violation of any term of any employment contract, patent disclosure, assignment of inventions or other proprietary information agreement, noncompetition or nonsolicitation agreement, confidentiality agreement, or any other similar agreement or restrictive covenant relating to the right of any such officer, employee or consultant to be employed or engaged by the Company or any Subsidiary because of the nature of the business conducted or to be conducted by the Company or any Subsidiary or relating

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to the use of trade secrets or proprietary information of others.

     No officer or Key Employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated, or to the knowledge of the Company, has any present intention of terminating, his or her employment or engagement with the Company or such Subsidiary.

     2.6. COMPLIANCE WITH OTHER INSTRUMENTS.

     The Company is in compliance in all respects with the provisions of this Agreement and of its Charter and By-laws, each as amended and/or restated to date. Each of the Company and each Subsidiary is in compliance in all respects with the terms and provisions of all agreements by which it is bound or to which it or any of its properties or assets are subject, where any breach or noncompliance could have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of any violation of any judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject, where any violation or noncompliance could have a Material Adverse Effect. Neither the execution and delivery of this Agreement, the Stock Purchase Agreement Amendment, the Voting Agreement Amendment, the Note or the Warrant has constituted or resulted in or will constitute or result in a default or violation of any material term or provision of any of the foregoing.

     A schedule of Indebtedness of the Company and the Subsidiaries as of October 31, 1993 (including lease obligations required to be capitalized in accordance with applicable Statements of Financial Accounting Standards) is attached as SCHEDULE 2.6.

     2.7. TITLE TO ASSETS, PATENTS.

     Each of the Company and each Subsidiary has good and indefeasible title to such of its fixed assets as are real property, and good and indefeasible title to all of its other assets now carried on its books, including those reflected in the most recent balance sheet of the Company which is set forth on SCHEDULE 2.8, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business), free of any mortgages, pledges, charges, liens, security interests or other Encumbrances, except those indicated in

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SCHEDULE 2.7. To the Company's knowledge, each of the Company and each
Subsidiary enjoys peaceful and undisturbed possession under all capital or operating leases under which it is operating, and all said leases are in full force and effect in all material respects.

     Each of the Company and each Subsidiary owns or has a valid right to use the Intellectual Property Rights being used to conduct its business as now operated and as now proposed to be operated. A complete list of the licenses and registrations of such Intellectual Property Rights is attached hereto as
SCHEDULE 2.7. The conduct of the business of the Company and each Subsidiary as now operated and as now proposed to be operated does not and will not conflict with or infringe upon the intellectual property rights of others where such conflict or infringement could have a Material Adverse Effect. Except as set forth on SCHEDULE 2.7, the Company has not been notified of any claim, whether pending or threatened, against the Company and/or any Subsidiary and/or any of their respective employees and consultants to the effect that any such Intellectual Property Right owned or licensed by the Company and/or any Subsidiary, or which the Company and/or any Subsidiary otherwise uses, is invalid or unenforceable by the Company and/or any Subsidiary or infringes upon the rights of others. Except as specified on SCHEDULE 2.7, neither the Company nor any Subsidiary has undertaken any obligation to compensate any Person for the use of any such Intellectual Property Rights, whether by the payment of royalties, license fees or otherwise (or the intellectual property rights of any other Person), and neither the Company nor any Subsidiary has not granted any Person any license or other right to use any of the Intellectual Property Rights of the Company or any Subsidiary, whether requiring the payment of royalties or not.

     2.8. FINANCIAL INFORMATION.

     The financial statements of the Company, including (i) the audited financial statements for the fiscal years ended March 31, 1992 and March 31, 1993, of Advance Health Care, Inc., (ii) the audited financial statements of the Company's Subsidiaries as of March 31, 1993, and (iii) the Company's unaudited consolidated financial statements for the period ended October 31, 1993, attached hereto as SCHEDULE 2.8, present fairly the financial position of the Company as at the date or dates thereof and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated (the "FINANCIAL STATEMENTS"), except, in the case

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of unaudited Financial Statements, for the absence of footnotes and normal year-end adjustments, which are not expected to be material in nature. Except as set forth in SCHEDULE 2.8, the Company and the Subsidiaries do not have, and have no reasonable grounds to know of, any liability in excess of $94,000, contingent or otherwise, not, adequately reflected in or reserved against in the Financial Statements and the notes thereto which could have a Material Adverse Effect. Except as set forth in SCHEDULE 2.8, since March 31, 1993, (i) there has been no adverse change in the business, assets, operations, affairs, prospects or financial condition of the Company or any Subsidiary which could have a Material Adverse Effect; (ii) neither the business, financial condition, operations, prospects or affairs of the Company or any Subsidiary nor any of their respective properties or assets have been adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against, which could have a Material Adverse Effect; and (iii) neither the Company nor any Subsidiary has entered into any transaction other than in the ordinary course of business, made any distribution on its capital stock, or redeemed or repurchased any of its capital stock, except as set forth on SCHEDULE 2.8.

     2.9. TAXES.

     Except as set forth in SCHEDULE 2.9, each of the Company and each Subsidiary has timely filed and accurately prepared all federal, state and other tax returns required by law to be filed by it, and except as set forth in
SCHEDULE 2.9, has paid or made provision for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been made and are reflected in the Company's Financial Statements for all current taxes and other charges to which the Company and the Subsidiaries are subject and which are not currently due and payable. Except as set forth in SCHEDULE 2.9, none of the federal income tax returns of the Company or any Subsidiary has been audited by the Internal Revenue Service. Management is not aware of additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened for any period, nor of any basis for any such assessment, adjustment or contingency. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any of their stockholders, has ever filed a consent pertaining to the Company pursuant to Section 341(f) of the Internal Revenue Code (the "Code") relating to collapsible corporations.


                                       -7-

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     2.10.     ERISA.

     Except as set forth in SCHEDULE 2.10, neither the Company nor any Subsidiary makes any contributions to any employee pension benefit plans for its employees which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     2.11.     TRANSACTIONS WITH AFFILIATES.

     Except as set forth in SCHEDULE 2.11, there are no loans, leases, royalty agreements or other continuing transactions between (a) the Company, any Subsidiary or any of their customers or suppliers, and (b) any officer, employee, consultant or director of the Company or any Subsidiary or any Person owning five percent (5%) or more of the capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

     2.12.     ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS.

     Except as set forth in SCHEDULE 2.12, neither the Company nor any Subsidiary has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any Indebtedness of any other Person.

     2.13.     INVESTMENTS IN OTHER PERSONS.

     Except as set forth in SCHEDULE 2.13, neither the Company nor any Subsidiary has made any loans or advances to any Person which is outstanding on the date of this Agreement in excess of $94,000 in the aggregate, nor is the Company or any Subsidiary committed or obligated to make any such loan or advance, nor does the Company or any Subsidiary own any capital stock, assets comprising the business of, obligations of, or any interest or investment in, any Person. The Company's only Subsidiaries are those referred to in Section 2.1.


                                       -8-

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     2.14.     SECURITIES LAWS.

     Subject to the validity of the Purchaser's representations in Section 3, the Company has complied with all applicable federal and state securities laws in connection with the offer and sale of the Note and the Warrant. Subject to the validity of the Purchaser's representations in Section 3, neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Note, the Warrant or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to require the registration of the Note or the Warrant pursuant to the Securities Act or any state securities laws.

     2.15.     DISCLOSURE.

     Neither this Agreement, the Financial Statements, nor any other written agreement, document, certificate, statement, furnished to the Purchaser or its counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading. There is no fact within the knowledge of the Company which has not been disclosed herein or in writing to the Purchaser and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, affect the business, operations, properties, Intellectual Property Rights, assets or condition, financial or other, of the Company or any Subsidiary and which could have a Material Adverse Effect.

     2.16.     BROKERS OR FINDERS.

     No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a consultant, finder or broker because of any act or omission by the Company or its respective agents.

     2.17.     CAPITALIZATION; STATUS OF CAPITAL STOCK.

     As of the Closing, the Company will have a total authorized capitalization consisting of: 30,000 shares of Common Stock, and 10,000 shares of Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock").

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As of the date hereof, 12,500 shares of Common Stock are issued and outstanding, and 10,000 shares of Series A Preferred Stock are issued and outstanding. The 10,000 shares of Series A Preferred Stock are convertible into 10,000 shares of Common Stock, at a conversion rate of one (1) share of Common Stock for each share of Series A Preferred Stock so converted. A complete list of the record shareholders of the Company is set forth in SCHEDULE 2.17 hereto.

     All the currently outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. The Warrant Shares, when issued and delivered upon exercise of the Warrant, will be duly authorized, validly issued, fully-paid and non-assessable. Except for the Pool and the Warrant, no options, warrants, subscriptions or purchase rights or any nature to acquire from the Company, or commitments of the Company to issue, shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities except as contemplated by this Agreement. The Company has reserved a total of 2,278 shares of its authorized but unissued Common Stock for the grant of options to employees, officers, consultants and directors (the "Pool").

     Except as set forth in SCHEDULE 2.17, none of the Company's outstanding securities are subject to any contractual or statutory rights of redemption or repurchase, rights of first refusal, preemptive rights or other similar preferential rights for the benefit of the Company, any stockholder, or any other Person. Except as set forth in SCHEDULE 2.17, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement. Except as set forth in SCHEDULE 2.17, there are no agreements or other arrangements concerning the voting, transfer or restrictions on transfer relating to the capital stock of the Company to which the Company (or any of its officers or directors) is a party. To the Company's knowledge, the offer and sale of all capital stock and other securities of the Company issued before the Closing complied with or were exempt from all applicable federal and state securities laws, and the Company has received no notice of demand or request for rescission rights.


                                      -10-

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     2.18.     REGISTRATION RIGHTS.

     Except as set forth on SCHEDULE 2.18, no Person has been granted any demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

     2.19.     INSURANCE.

     The Company and the Subsidiaries carry insurance, in the amounts set forth in SCHEDULE 2.19, covering their properties and businesses as identified on
SCHEDULE 2.19.

     2.20.     MATERIAL AGREEMENTS.

     Except as set forth in SCHEDULE 2.20, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would otherwise be required to be filed with the Commission as an exhibit to a registration statement on Form S-1. The Company and each Subsidiary and, to the best of Management's knowledge, each other party thereto are not in default of any of their material obligations required to be performed by them to date under the foregoing agreements. Except as set forth in SCHEDULE 2.20, neither the Company nor any Subsidiary has received any notice of default and is not in default under any agreement now in effect to which the Company or any Subsidiary is a party or by which it or its property may be bound, the result of which, in any case or in the aggregate, could cause a Material Adverse Effect.

     2.21.     ABSENCE OF CERTAIN DEVELOPMENTS.

     Except as provided in SCHEDULE 2.21 attached hereto, since March 31, 1993, neither the Company nor any Subsidiary has:

          (a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

          (b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary curse of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect

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     the current nature and volume of the business of the Company and the
     Subsidiaries;

          (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

          (d) declared or made nay payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

          (e) mortgaged or pledged any of its assets, tangible or intangible, or subjected them to any lien, charge or other encumbrance, except liens for current property taxes not yet due and payable;

          (f) sold, assigned or transferred any other tangible assets, or cancelled any debts or claims, except in the ordinary course of business;

          (g) sold, assigned or transferred any patents, patent rights, trademarks, tradenames, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any persons except to customers in the ordinary course of business;

          (h) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business:

          (i) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

          (j) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

          (k) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

          (l)  made charitable contributions or pledges in excess of $10,000;


                                      -12-

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          (m)  suffered any material damage, destruction or casualty loss, whether or not covered by insurance:

          (n) experienced any problems with labor or management in connection with the terms and conditions of their employment; or

          (o) effected any two or more events of the foregoing kind which in the aggregate would have a Material Adverse Effect.

     2.22.     ENVIRONMENTAL AND SAFETY LAWS.

     To the best of the Company's knowledge after due investigation, neither the Company nor any Subsidiary is in violation of any applicable federal, state or local statute, law, permit, license, ordinance or regulation relating to the environment or occupational safety and health, nor are any material expenditures required to comply with any such statute, permit, license, law or regulation.

     2.23.     U.S. REAL PROPERTY HOLDING CORPORATION.

     Neither the Company nor any Subsidiary is now, nor has any of them ever been during the last five calendar years, a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

     SECTION 3.     THE PURCHASER'S REPRESENTATIONS.

     The Purchaser represents to the Company as follows:

     3.1. INVESTMENT REPRESENTATIONS.

     It is its present intention to acquire the Note and the Warrant for its own account (and it will be the sole beneficial owner thereof), and that the Note and the Warrant are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof except pursuant to registration under the Securities Act or exemption therefrom and from any applicable "Blue Sky" laws. The acquisition by the Purchaser of the Note and the Warrant shall constitute a confirmation of this representation. It understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 or Rule 144A as promulgated by the Commission, all instruments evidencing the Note, the

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Warrant and the Warrant Shares, whether upon initial issuance or upon any transfer or exercise thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

     "The securities represented by this instrument have not been registered under the Securities Act of 1933 and any applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale. These securities may not be offered for sale or transferred in the absence of an effective registration statement covering such securities under the Securities Act and any applicable state securities laws, or the availability of an exemption from registration thereunder. The transferability of these securities is subject to the provisions of a Note and Warrant Purchase Agreement dated as of December 8, 1993 between the issuer and Whitney Subordinated Debt Fund, L.P., a copy of which may be obtained at the issuer's principal office."

     3.2. ACCESS TO INFORMATION.

     It or its representative during the course of this transaction, and prior to the purchase of the Note and the Warrant, has had the opportunity to ask questions of and receive answers from management of the Company concerning the terms and conditions of this investment and the offering of the Note and Warrant, and to obtain any additional information which the Company possesses or can acquire relative to the Company's business, management, technology, business and marketing strategies, assets, Intellectual Property Rights, financial condition and results of operations and liabilities (contingent or otherwise).

     3.3. SOPHISTICATION AND KNOWLEDGE.

     It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits And risks of this investment, and it can bear the economic risks of this investment and can afford a complete loss of this investment.

     3.4. TRANSFER RESTRICTIONS IMPOSED BY SECURITIES LAWS.

     It understands that: the Securities have not been registered under the Securities Act and applicable state

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

securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available; no state or governmental authority has made any finding or determination relating to the fairness of the terms of the investment in the Company proposed hereunder; the Purchaser is and must be acquiring the Note and the Warrant for investment for its own account and not for the account or benefit of others, and not with any present view toward resale or other distribution thereof to the public. The Purchaser agrees not to resell or otherwise dispose of all or any part of the Securities purchased by it, except as permitted by law, including, without limitation, any regulations under the Securities Act and applicable state securities or 'Blue Sky" laws; the Company does not have any present intention and is under no obligation to register the Securities under the Securities Act and applicable state securities laws, except as provided pursuant to the Stock Purchase Agreement Amendment; and Rule 144 or Rule 144A under the Securities Act may not be available as a basis for exemption from registration of the Securities thereunder. The Securities shall not be transferred, and the Company shall not be required to register any transfer of Securities on the books of the Company, unless the Company shall have been provided with an opinion of counsel reasonably satisfactory to it prior to such transfer that registration under the Securities Act is not required in connection with the transaction resulting in such transfer; PROVIDED, HOWEVER, that no such opinion of counsel shall be required for a transfer by the Purchaser to an affiliate of the Purchaser or to a partner of the Purchaser or a retired partner of the Purchaser who retires after the date hereof, or to the estate of any such partner or retired partner, or a transfer by gift, will or intestate succession from any such partner to his spouse or members of his or his spouse's family, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Purchaser thereunder; and PROVIDED, FURTHER, that no such opinion of counsel shall be required in order to effectuate a transfer in accordance with the provisions of Rule 144 under the Securities Act. The Purchaser understands that there may be no established or stable trading market for the Company's securities at the time the Purchaser desires to liquidate its investment.

     3.5. ACCREDITED INVESTOR STATUS.

     The Purchaser is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

     3.6. ADDITIONAL REPRESENTATION OF PURCHASER.

     The Purchaser is a validly existing limited partnership pursuant to the laws of the State of Delaware, and has all requisite power and authority to own and operate its properties and carry out its business as now conducted and as is now proposed to be conducted, and to execute, deliver and perform this Agreement, the Stock Purchase Agreement Amendment, the Voting Agreement Amendment and the other agreements delivered by it in connection herewith and to carry out the transactions contemplated hereby; this Agreement and each other agreement executed and delivered in connection herewith have been duly executed by it and constitute legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms; and there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against it concerning the invalidity of this Agreement, the Stock Purchase Agreement Amendment, the Voting Agreement Amendment or the other agreements entered into in connection herewith.

     3.7. BROKERS OR FINDERS.

     No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against the Company for any commission, fee or other compensation as a consultant, finder ar broker because of any act or omission by the Purchaser or its agents.

     SECTION 4.     CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION.

     The obligation of the Purchaser to purchase and make payment for the Note and the Warrant on the Closing Date is subject, at the Purchaser's option, to the following conditions:

     4.1. All proceedings to be taken in connection with the transactions contemplated by this Agreement to be consummated on or prior to the Closing Date, and all documents to be executed incident thereto, shall have been taken and executed in a manner reasonably satisfactory in form and substance to the Purchaser.

     4.2. On the Closing Date, the representations and warranties contained in
Section 2 hereof shall be true and
correct in all material respects with the same effect as though made on and as of the Closing Date, and the Company shall have so certified to the Purchaser in writing.

     4.3. All the covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Company shall have so certified to the Purchaser in writing.

     4.4. On the Closing Date, the Purchaser shall have received an opinion from Messrs. Akin, Gump, Strauss, Hauer & Feld, counsel to the Company, dated he Closing Date in substantially the form of EXHIBIT C attached hereto.

     4.5. The Purchaser, the Company and other parties to that certain Preferred Stock Purchase Agreement dated as of August 4, 1993, as amended by Amendment No. 1 thereto dated as of December 7, 1993, shall have entered into that certain Amendment No. 2 to Preferred Stock Purchase Agreement in the form of EXHIBIT D attached hereto (the "Stock Purchase Agreement Amendment").

     4.6. The Purchaser, the Company and the other parties to that certain Voting, Co-Sale and Right of First Refusal Agreement dated as of August 4, 1993, shall have entered into that certain Amendment No. 1 to Voting, Co-Sale and Right of First Refusal Agreement in the form of EXHIBIT E attached hereto (the "Voting Agreement Amendment").

     4.7. The Company shall have paid J.H. Whitney & Co. a placement fee in the amount of $210,000.

     4.8. The Purchaser shall have received such certified copies or other copies of such documents and certificates as it may reasonably request.

SECTION 5.  COVENANTS OF THE COMPANY

     5.1. REPORTING REQUIREMENTS. The Company will furnish the following to each holder of a Note:

          (a) MONTHLY REPORTS: as soon as available and in any event within 30 days after the end of each calendar month, balance sheets, statements of income and retained earnings and a summary statement of monthly cash flow of the Company and its Subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the monthly budget or business plan and an analysis of the variances from the budget or business plan;

          (b) ANNUAL REPORTS: as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audited report for such year for the Company and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and retained earnings and of changes in financial position of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and Arthur Andersen & Co., or another independent public accountant of recognized national standing approved by a majority of the members of the Company's Board of Directors;

          (c) BUDGETS AND OPERATING PLAN: as soon as available and in any event at least 30 days before the beginning of each fiscal year of the Company, a business plan and monthly and quarterly operating budgets for the forthcoming fiscal year, and as soon as available and in any event within 30 days after the end of each calendar month, monthly comparisons against the business plan and monthly operating budgets;

          (d) NOTICE OF DEFAULT: within five Business Days after the Company has knowledge of its occurrence, written notice of any Event of Default or any event which, with notice or lapse of time or both, could become an Event of Default; and

          (e) OTHER INFORMATION: such other information concerning the Company and the Subsidiaries as any holder of Notes shall reasonably request.

     5.2. ACCESS.

     The Company shall afford to each holder of a Note and each holder's constituent partners, employees, counsel and other authorized representatives, for any reasonable purpose whatsoever access, at reasonable times and upon prior notice to the Company, to the books, records and properties of the Company and each Subsidiary and to all officers and employees of the Company and each Subsidiary.

     5.3. NOTE.

     For purposes of Section 1273(c)(2) of the Code, and the regulations promulgated thereunder (or any predecessor or successor statute or regulation), the Purchaser and the Company agree (a) that the aggregate purchase price of the Note and the Warrant shall be allocated based on the relative fair market value thereof, and (b) that, based on such allocation, the amount of original issue discount (as defined in Section 1273(a)(1) of the Code) with respect to the Note is an aggregate amount of $167,000. The Company hereby covenants and agrees with the Purchaser that such aggregate issue price and original issue discount will be used for federal income tax purposes with respect to the transactions under or contemplated by this Agreement and the Note.

     5.4. MAINTENANCE OF OFFICE.

     The Company will maintain an office or agency in the City of Irving, in the State of Texas (or such other place in the United States of America as the Company may designate in writing to the holders of the Notes), where the Notes may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon the Company in respect of the Notes may be served and where, at the option of the holder thereof, the Notes may be presented for payment. Until the Company otherwise notifies the holders, said office shall be the principal office of the Company.

     5.5. CORPORATE EXISTENCE.

     The Company (i) will maintain, and will cause each of its Subsidiaries to maintain, its corporate existence in good standing under the laws of the jurisdiction of its incorporation and (ii) will qualify to do business, and will cause each of its Subsidiaries to qualify to do business, in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

     5.6. PAYMENT OF TAXES. The Company will promptly pay and discharge or cause to be paid and discharged before the same shall become in default, all lawful taxes and assessments imposed upon the Company or any Subsidiary or upon the income and profits of the Company or any Subsidiary, or upon any property, real, personal or mixed, belonging to the Company or any Subsidiary, or upon any part thereof, by the United States or any State thereof, as well as all lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such property or any part thereof; PROVIDED, HOWEVER, that neither the Company nor any Subsidiary shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as both (x) the Company has set aside adequate reserves for such tax, assessment, charge, levy or claim and (y) the Company or such Subsidiary shall be contesting the validity thereof in good faith by appropriate proceedings.

     5.7. MAINTENANCE OF PROPERTY; INSURANCE. The Company will at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition all significant properties of the Company and its Subsidiaries used in the conduct of the business of the Company and its Subsidiaries, and will from time to time make or cause to be made all needful and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to the properties and business of the Company and its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts, as are customarily carried under similar circumstances by such other corporations.

     5.8. COMPLIANCE WITH LAWS, ETC.

     The Company and each of its Subsidiaries shall exercise all due diligence in order to comply with the requirements of all applicable laws (including ERISA), rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to have a Material Adverse Effect (including, without limitation, environmental laws, rules, regulations and orders).

     5.9. KEEPING OF BOOKS.

     The Company will at all times keep, and cause each of its Subsidiaries to keep, proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

     5.10.     U.S. REAL PROPERTY HOLDING CORPORATION.

     The Company shall, and shall cause each Subsidiary, if and when such Subsidiary exists, to conduct its business and do or cause to be done any and all actions as are necessary, so that the Company and its Subsidiaries shall not at any time become a "UNITED STATES REAL PROPERTY HOLDING CORPORATION" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

     5.11. NEGATIVE COVENANTS OF THE COMPANY. From and after the Closing, the Company covenants and agrees that it will comply with and observe the following negative covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, if and when such Subsidiary exists, and will not, except as permitted below, without the written consent or written waiver of the holders of at least sixty percent (60%) of the outstanding principal amount of
Notes:

     (a) DEALINGS WITH AFFILIATES. Enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements with any employee, consultant, officer or director of the Company or any Subsidiary or holder of ten percent (10%) of any class of capital stock of the Company or any Subsidiary, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such employees, consultants, officers, directors or 10% stockholders or members of their immediate families, on terms less favorable to the Company or any Subsidiary than it would obtain in a transaction between unrelated parties.

     (b) MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares or rights to acquire any of its capital stock or the capital stock of any Subsidiary; PROVIDED, HOWEVER, that the Company may liquidate, merge or consolidate any Subsidiary or Subsidiaries into or with itself, provided that the Company is the surviving entity, or into or with another Subsidiary or Subsidiaries, or the Company may sell all or a portion of any Subsidiary to the Company or any other Subsidiary, provided that after giving effect to the transaction, the Subsidiary continues to remain a member of the Company's "consolidated group" (with the Company as the parent organization) for tax and accounting purposes.

     (c) TRANSFERS OF TECHNOLOGY. Transfer, sell, pledge, encumber, mortgage, dispose of, assign, lease, license or convey any ownership or interest in, or material rights relating to, any of its technology, or other Intellectual Property Rights to any person where the loss of such rights would have a Material Adverse Effect; PROVIDED, HOWEVER, that this Section shall not apply to transfers, licenses, leases, or sublicenses of the Company's Intellectual Property Rights accomplished in the ordinary course of business.

     (d) DISTRIBUTIONS. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital or make any distribution to its stockholders as such, or permit any Subsidiary to do any of the foregoing, EXCEPT that the Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Company; PROVIDED, HOWEVER, that nothing herein contained shall prevent the Company from:

          (i) effecting a stock split or declaring or paying any non-cash dividend consisting of shares of any class of capital stock to all holders of shares of such class of capital stock; or

          (ii) redeeming any shares of capital stock of a deceased stockholder out of insurance held by the Company on that stockholder's life.

          (e) EXTRAORDINARY CORPORATE TRANSACTIONS. Take any corporate action, enter into any agreement to take such action, or obligate itself to take any such action, if such action would:

          (i) cause or authorize any transaction, whether by merger, consolidation, reorganization, sale of capital stock or more than thirty percent (30%) of the Company's Consolidated Assets, or any other form of business combination or acquisition in which the Company or any Subsidiary is the object of any acquisition and in which control of the voting securities or assets of the Company or any Subsidiary are transferred in any way, directly or indirectly, to another Person and in which the Company or such Subsidiary is not the surviving entity or does not survive as a going concern;

          (ii) provide for the voluntary liquidation, dissolution or winding up of the Company.

          (f) NET WORTH. Permit Consolidated Net Worth at any time during any period specified below to be less than the amount set forth below opposite such period:

          PERIOD         AMOUNT

     12/8/93-6/30/94     $    8,000,000
     7/1/94-12/31/94          8,500,000
     1/1/95-12/31/95          9,000,000
     After 12/31/95          10,000,000

          (g) INTEREST COVERAGE. Permit the ratio of (i) EBDITA minus Capital Expenditures to (ii) Consolidated Interest Expense for any period of four consecutive fiscal quarters (or such shorter period as has elapsed since the Closing Date) ending during any period described below to be less than the ratio set forth below opposite such period:

          PERIOD                 RATIO

     12/8/93-12/31/94         1.2 to 1.0
     1/1/95-12/31/95          1.5 to 1.0
     After 12/31/95           1.6 to 1.0

          (h) INDEBTEDNESS. Incur, create, assume, guarantee or permit to exist any Indebtedness other than (i) the Notes; (ii) obligations under Capitalized Leases not exceeding $1,000,000 in aggregate amount for all capitalized leases at any time outstanding; (iii) purchase money obligations relating to the acquisition of real or personal property, provided that the aggregate outstanding principal amount of such Indebtedness of the Company and its Subsidiaries shall not exceed the aggregate amount of $1,500,000 at any one time; and (iv) up to $6,000,000 in principal amount of Indebtedness of the Company (but not any Subsidiary, except for the Demand Promissory Note of Advance Home Prescriptions, Inc. referred to in SCHEDULE 2.6) for borrowed money, PROVIDED, that on a pro forma basis after giving effect to such borrowing and assuming that such borrowing had been outstanding for the preceding four fiscal quarters (or such shorter period as has elapsed since the Closing Date), the Company would be in compliance with Section 5.11(g) hereof.

          (i) LIENS. Create or incur or suffer to be created or incurred or to exist any lien, encumbrance,mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; PROVIDED, HOWEVER, that the Company and any Subsidiary may create or incur or suffer to be created or incurred or to exist:

               (i) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens to secure claims for labor, material or supplies in respect of obligations not overdue;

               (ii) deposits or pledges made in connection with,or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               (iii) liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

               (iv) encumbrances on real property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Company or a Subsidiary is a party, and other minor liens or encumbrances none of which in the opinion of the Company interferes materially with the use of the property affected in the ordinary conduct of the business of the Company and its Subsidiaries, which defects do not individually or in the aggregate have a Material Adverse Effect;

               (v) liens existing on the date hereof and listed on SCHEDULE 2.7 hereto;

               (vi) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money indebtedness of the type and amount permitted by Section 5.11(i) hereof, incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

               (vii) liens securing indebtedness permitted under clause (iv) of Section 5.11(h).

          (j) NATURE OF BUSINESS. Engage in any field by business which is unrelated to the business engaged in on the date hereof.

          (k) ACQUISITIONS. Effect any Acquisition unless, on a pro forma combined basis giving effect to such Acquisition and any permitted Indebtedness incurred in connection therewith, (a) the Company would not have been in violation of any of the provisions of Section 5.11(g) or
     Section 5.11(h) hereof at any time during the twelve month period preceding such Acquisition, and (b) based upon the Company's reasonable, good faith projections, the Company will not be in violation of any such covenants during the twelve month period following such Acquisition. For purposes of this Section 5.11(k), the term "Acquisition" shall mean the acquisition by the Company, either directly or through one or more Subsidiaries, in a single transaction or a related series of transactions, of stock and/or assets representing a business or product line of another person or entity for an aggregate purchase price of $1,000,000 or more.

     5.12. USE OF PROCEEDS. The Company covenants and agrees that the net proceeds received from the sale of the Note and the Warrant will be applied on the Closing Date to the purchase by the Company of all of the issued and outstanding stock of Paradigm Pharmacy Management, Inc.

     6.   EVENTS OF DEFAULT.

     If any one or more of the following events (herein called "Events of Default") shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Company or any Subsidiary, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority, and such Event of Default shall be continuing:

          (a) default shall be made in the payment of principal of any Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise;

          (b) default shall be made in the payment of any of interest on any Note, when and as the same shall become due and payable, and such default shall continue for a period of five (5) Business Days; or

          (c) any material representation or warranty made by the Company in this Agreement shall be false in any material adverse respect on the date as of which made; or

          (d) default shall be made in the due observance or performance of any covenant to be observed or performed pursuant to Section 5 hereof; or

          (e) default shall be made in the due observance or performance of any covenant or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Note (other than those referred to in clauses (a) through (d) above), and such default shall continue for 30 days after the earliest of (i) the date the Company gives notice thereof to the holders of the Notes, (ii) the date by which the Company should have given such notice pursuant to Section 5.1(d) hereof, and (iii) the date written notice thereof, specifying such default and requesting that the same be remedied, shall have been given to the Company by the holder or holders of at least 51% of the principal amount of the Notes then outstanding (the Company to give forthwith to all other holders of Notes at the time outstanding written notice of the receipt of such notice specifying the default referred to therein); or

          (f) the Company or any Subsidiary shall default (as principal or guarantor) either in the payment of the principal of, or premium, if any, or interest on, more than $250,000 of Indebtedness for borrowed money (other than the Notes) or with respect to any of the provisions of any evidence of Indebtedness for borrowed money (other than the Notes) or which represents a purchase money obligation, as a result of which the holder or holders of such Indebtedness have the right to accelerate the maturity of such Indebtedness or otherwise cause such Indebtedness to become due prior to the stated maturity thereof, or the Company or any Subsidiary shall not pay such Indebtedness at maturity; or

          (g) the Company or any Subsidiary shall become insolvent or shall fail generally to pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in, the appointment of a custodian, trustee or receiver thereof or for a substantial part of the property thereof; or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Company or any Subsidiary or for a substantial part of the property thereof, or the Company or any Subsidiary shall make any assignment for the benefit of creditors: or

          (h) the Company or any Subsidiary shall be voluntarily or involuntarily dissolved or shall be the subject of any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law; or any dissolution, liquidation or bankruptcy proceeding shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, shall be consented to or acquiesced in by the Company or any Subsidiary, shall not have been dismissed within 60 days or an order for relief shall have been entered against the Company or any Subsidiary; or

          (i) A Reportable Event (as defined in Section 4043(b) of ERISA) shall have occurred with respect to any Plan, and the holders of at least 60% of the outstanding principal amount of Notes determine that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall be appointed by a United District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans; or

          (j) there shall remain in force, undischarged, unsatisfied or unstayed, for more than 60 days, whether or not consecutive, any final judgment against the Company or any Subsidiary that, with other outstanding final judgments, undischarged, against the Company and its Subsidiaries exceeds in the aggregate $250,000;

then, (i) in the case of an Event of Default described in clauses (g) or (h) above, the outstanding principal of the Notes and all accrued interest thereon shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived; and
(ii) in the case of any other Event of Default, the holder or holders of a least 60% in aggregate principal amount of the Notes at the time outstanding may, at their option, by notice to the Company at any time on or after the occurrence of such Event of Default, declare the outstanding principal of the Notes and all accrued interest thereon to be, and the outstanding principal of the Notes and all accrued interest thereon shall thereupon be and become, forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived.

     At any time after any such acceleration, the holders of at least 60% in aggregate principal amount of the Notes then outstanding may, by notice to the Company, rescind such acceleration and its consequences, if (i) the Company has paid all overdue installments of interest on the Notes which have become due otherwise than by such declaration of acceleration; and (ii) all other defaults and Events of Default (other than non-payments of principal and interest which have become due solely by reason of acceleration) shall have been remedied or cured or shall have been waived pursuant to this paragraph; PROVIDED, HOWEVER, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

     Any such modification or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Notes and upon the Company, whether or not such Notes shall have been marked to indicate such modification or waiver, but any Notes issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding.

     7.   REMEDIES.

          (a) In case any one or more Events of Default shall happen and be continuing, the holder of a Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained herein or in such Note or in aid of the exercise of any power granted herein or in such Note, or may proceed to enforce the payment of such Note, or to enforce any other legal or equitable right of the holder of such Note.

          (b) In case of any default under any Note, the Company will pay to the holder thereof such amounts as shall be sufficient to cover the reasonable costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

          (c) No remedy herein conferred upon any holder of a Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          (d) No course of dealing between the Company and the holders of the Notes or any delay on the part of any holder in exercising any rights hereunder or under the Notes shall operate as a waiver of any right of any holder of Notes.

     SECTION 8.  DEFINITIONS AND ACCOUNTING TERMS.

     8.1. CERTAIN DEFINED TERMS.

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ACQUISITION" shall have the meaning assigned to such term in Section 5.11(1).

     "AGREEMENT" means this Note and Warrant Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits and Schedules hereto.

     "CAPITAL EXPENDITURES" means for any period, amounts paid or indebtedness incurred by the Company or any of its Subsidiaries in connection with the purchase or lease by the Company or any Subsidiary of capital assets that would be required to be capitalized on the balance sheet of such person in accordance with generally accepted accounting principles; PROVIDED, HOWEVER, that the term Capital Expenditures shall not include any expenditure funded with either (a) Indebtedness permitted under Section 5.11(h) having a term greater than one year, or (b) equity raised by the Company.

     "CLOSING" shall have the meaning assigned to that term in Section 1.2.

     "CLOSING AGREEMENTS" shall have the meaning assigned to such term in
Section 9.8.

     "CLOSING DATE" shall have the meaning assigned that term in Section 1.2.

     "CODE" shall have the meaning assigned to such term in Section 2.9.

     "CONSOLIDATED ASSETS" means all assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     "CONSOLIDATED INTEREST EXPENSE" means for any period, the aggregate amount of interest scheduled for payment by the Company and its Subsidiaries during such period on all indebtedness of the Company and its Subsidiaries for borrowed money outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of capitalized leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

     "CONSOLIDATED LIABILITIES means all liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     "CONSOLIDATED NET INCOME (OR DEFICIT) means for any period, the consolidated net income (or deficit) of the Company and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income.

     "CONSOLIDATED NET WORTH: The excess of Consolidated Assets over Consolidated Liabilities.

     "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

     "COMMON STOCK" includes (a) the Company's Common Stock, $0.01 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Certificate of Incorporation, are entitled to vote for the election of a majority of directors of the Company, and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "COMPANY" means Advance Pharmacy Services, Inc., a Delaware corporation, and its successors and assigns.

     "CONSOLIDATED" and "CONSOLIDATING" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles consistently applied throughout reporting periods.

     "EBDITA" means an amount equal to the Consolidated Net Income (or Deficit) of the Company and its Subsidiaries for any period, after all expenses and other proper charges (including allocations of corporate charges consistent with the Company's current practice) but before payment or provision for any depreciation, amortization, income taxes or Consolidated Interest Expense for such period, determined in accordance with generally accepted accounting principles.

     "ENCUMBRANCES" shall have the meaning assigned to such term in Section 2.2.

     "ERISA" shall have the meaning assigned to such term in Section 2.10.

     "EVENT OF DEFAULT" shall have the meaning assigned to such term in Section
6.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

     "FINANCIAL STATEMENTS" shall have the meaning assigned to such term in
Section 2.8.

     "INDEBTEDNESS" means (i) any liability for borrowed money or evidenced by a note or similar obligation given in connection with the acquisition of any property or other assets (other than trade or similar accounts payable incurred in the ordinary course of business); (ii) all guaranties, endorsements and other contingent obligations, in respect of

Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection of similar transactions in the ordinary course of business, and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

     "INTELLECTUAL PROPERTY RIGHTS" means any and all domestic or foreign patents, patent applications, patent rights, trade secrets, confidential business information, formula, processes, notebooks, technical specifications, flow charts, logic diagrams, algorithms, inventions, discoveries, copyrights, mask works, software methodologies, claims of infringement against third parties, licenses, permits, license rights, contract rights with employees, consultants and third parties, trademarks, trademark rights, inventions and discoveries, and other such rights generally classified as intangible, intellectual property assets in accordance with generally accepted accounting principles.

     "KEY EMPLOYEE" means and includes the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any Vice-President and the Treasurer of the Company, any director or vice president of operations, finance, research and developments, general administration, sales, marketing, technology development, engineering, or other functional area of the Company or any Subsidiary, the head of any division or Subsidiary of the Company, or any other individual so designated by the Board of Directors of the Company.

     "MANAGEMENT" shall mean any one of David Halbert, Jon Halbert and Dan Phillips or any other person who is a successor President, Chief Executive Officer, Chief Operating Officer, Director or Chief Financial Officer or other successor to the positions of any of the foregoing individuals.

     "MATERIAL ADVERSE EFFECT" shall mean any event, circumstance or condition that would affect the Company's business, assets, liabilities, revenues, profitability, results of operations, financial condition, officers and Key Employees, or Intellectual Property Rights, if such effect would be both material and adverse to the Company or any Subsidiary.

     "NOTES" shall mean the Note, as defined in Section 1.1, and any other Note issued in transfer or exchange of such Note or any such other Notes.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "PERSON" means an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

     "PLAN" shall mean any employee plan which is subject to the provisions of Title IV of ERISA and which is maintained (in whole or in part) by the Company or any Subsidiary.

     "POOL" shall have the meaning assigned to such term in Section 2.17.

     "PURCHASER" shall have the meaning assigned to that term on page 1 of this Agreement and shall include the original Purchaser and also any other holder of any of the Securities.

     "SECURITIES" shall have the meaning assigned to such term in Section 1.1.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

     "SERIES A PREFERRED STOCK" shall have the meaning assigned to such term in
Section 2.17.

     "STOCK PURCHASE AGREEMENT AMENDMENT" shall have the meaning assigned to such term in Section 4.5.

     "SUBSIDIARY" or "SUBSIDIARIES" means Advance Home Prescriptions, Inc. and Advance Prescription Management, Inc. and any Person of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty-one percent (51%) of the outstanding voting shares of every class of such corporation or trust other than directors' qualifying shares.

     "VOTING AGREEMENT AMENDMENT" shall have the meaning assigned to such term in Section 4.6.

     "WARRANT" shall have the meaning assigned to such term in Section 1.1.

     "WARRANT SHARES" shall have the meaning assigned to such term in Section
1.1.

     8.2. ACCOUNTING TERMS.

     All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

     SECTION 9.     MISCELLANEOUS.

     9.1. NO WAIVER; CUMULATIVE REMEDIES.

     No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     9.2. AMENDMENTS, WAIVERS AND CONSENTS.

     Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendment of or additions to this Agreement may be made, and compliance with any covenants or provision set forth herein may be omitted or waiver, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least 60% in aggregate principal amount of the Notes then outstanding, and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent; PROVIDED that no consents shall be effective to reduce the percentage in interest of the outstanding principal amount of Notes the consent of the holders of which is required under this Section 9.2. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     9.3. ADDRESSES FOR NOTICES.

     All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed or delivered to each applicable party at the appropriate address.

     If to any holder of Securities: at such holder's address for notice as set forth on page 1 hereof, or at such other address as shall be designated by such Person in awritten notice to the other parties complying as to delivery with the terms of this Section.

     If to the Company: at the address set forth on page 1 hereof, or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section.

     All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; electronic facsimile transmission (with confirming copy to follow by first class mail, postage prepaid); express overnight courier service, or registered or certified mail, postage prepaid, return receipt requested) or telegraphed. All notices shall be considered to be delivered three (3) days after dispatch in the event of first class or registered mail, and on the next succeeding business day in the event of facsimile transmission or overnight courier service.

     9.4. COSTS, EXPENSES AND TAXES.

     The Company agrees to pay a placement fee to J.H. Whitney & Co. in the amount of $210,000, such fee to be paid at the Closing. The Company agrees to pay promptly after the Closing in connection with the preparation, execution and delivery of this Agreement and the issuance of the Note and the Warrant at the Closing, the fees and expenses of the counsel for the Purchaser, and the fees and expenses of any consultant(s) retained by the Purchaser, due diligence expenses (including travel to the Company), and other expenses related to the transactions contemplated hereby. In addition, the Company shall pay the reasonable out of pocket expenses incurred by the holders of the Notes or the Warrants, including fees and expenses of legal counsel, independent public accountants, consultants and other outside experts retained by the holders of the Notes or the Warrants in connection with any amendment or waiver to any of the

Closing Agreements, and the collection or enforcement of theCompany's obligations hereunder or under any of the other Closing Agreements. In addition, the Company shall pay any and all U.S. Federal or State stamp or similar taxes payable or determined to be payable in connection with the execution and delivery of this Closing Agreements, and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     9.5. BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective heirs, successors and assigns.

     9.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties made in this Agreement, or any other instrument or document delivered in connection herewith, shall survive the execution and delivery hereof and shall continue until repayment of the Notes in full; PROVIDED, HOWEVER, that if all or any part of such payment is set aside, the representations and warranties shall continue as if no such payment had been made.

     9.7. PRIOR AGREEMENTS.

     The Closing Agreements, and the other agreements or instruments executed and delivered in connection therewith constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

     9.8. SEVERABILITY.

     The provisions of this Agreement, the Note, the Warrant, the Stock Purchase Agreement Amendment and the Voting Agreement Amendment (collectively, the "CLOSING AGREEMENTS") are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in the Closing Agreements, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of the Closing Agreements, but the Closing Agreements shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent Possible.

     9.9. CONFIDENTIALITY.

     The Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or trade secret information of the Company which the Purchaser (and any transferee) may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public; PROVIDED, HOWEVER, that the Purchaser may disclose such information (i) on a confidential basis to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Securities from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section, (iii) to any affiliate or partner of the Purchase, provided that such Person shall be bound by the confidentiality obligations of this Section, and (iv) as required by applicable law. The Purchaser further agrees that it will not sell, transfer, transmit or disseminate in any fashion any information, goods, services or other matter or thing received by, from or through the Company into any foreign jurisdiction if such sale, transfer, transmission or dissemination would be in violation of any applicable Federal law or regulation governing the export, sale, transfer, transmission or dissemination of any such materials.

     9.10.     INDEMNITY.

     In addition to the payment of expenses pursuant to SECTION 9.4, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold the Purchaser and any holder of any Notes, and the agents of the Purchaser and such holders (collectively the "Indemnitees"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee in any matter relating to or arising out of this Agreement, any other Closing Agreement or any other agreements executed and delivered by the Company in connection herewith, or the use or intended use of the proceeds hereunder (the "indemnified liabilities"); PROVIDED that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this SECTION 9.10 shall survive satisfaction and payment of the Notes and termination of this Agreement.

     9.11.     GOVERNING LAW.

     THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND WITHOUT GIVING EFFECT TO CHOICE OF LAWS PROVISIONS.

     9.12. WAIVER OF JURY TRIAL. THE COMPANY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER CLOSING AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     9.13. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY WITH RESPECT TO THIS AGREEMENT, ANY NOTE OR ANY WARRANT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT SUBJECT, HOWEVER, TO RIGHTS OF APPEAL. THE COMPANY DESIGNATES AND APPOINTS CT CORPORATION AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY

IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT ITS ADDRESS PROVIDED IN THE SIGNATURE PAGE HERETO, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

     9.14.     HEADINGS.

     Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     9.15.     COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any Of the parties hereto may execute this Agreement by signing any such counterpart.

     9.16.     FURTHER ASSURANCES.

     From and after the date of this Agreement, upon the request of the Purchaser, the Company shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Closing Agreement.

                              Very truly yours,

                              ADVANCE PHARMACY SERVICES, INC.



                              By: /s/ David D. Halbert
                                  ----------------------
                                    Title: Chairman, CEO

Agreed to and accepted as
of the date first above
written:

WHITNEY SUBORDINATED DEBT
  FUND, L.P.



By:/s/ Daniel J. O'Brien
   --------------------------------
     Title: Chief Financial Officer

                                                                      EXHIBIT A

               THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THESE-SECURITIES MAY NOT BE OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO THE PROVISIONS OF A NOTE AND WARRANT PURCHASE AGREEMENT DATED AS OF DECEMBER 8, 1993 BETWEEN THE ISSUER AND WHITNEY SUBORDINATED DEBT FUND, L.P., A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER'S PRINCIPAL OFFICE.


                         ADVANCE PHARMACY SERVICES, INC.

                             10.101% Promissory Note

$7,000,000                                                    New York, New York
                                                                December 8, 1993


          ADVANCE PHARMACY SERVICES, INC., a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises to pay to the order of WHITNEY SUBORDINATED DEBT FUND, L.P., the principal sum of SEVEN MILLION and NO/100 DOLLARS ($7,000,000), on December 8, 2000, and to pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 10.101% per annum. Interest shall be payable on the last Business Day (as defined below) of March, June, September and December of each year, commencing on December 31, 1993, until the principal amount hereof shall have been paid in full, whether at maturity or by acceleration or otherwise. Upon the occurrence and during the continuation of any Event of Default (as hereinafter defined), this Note shall bear additional interest (computed on the basis of a 360-day year consisting of twelve 30-day months) on the unpaid principal amount hereof at a rate of 2% per annum, which amount shall be payable by the Company in addition to, and at the same time as, the regular interest payments hereon, as set forth above. The term "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in the State of New York.

          All payments of principal and interest on this Note shall be in such currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

          This Note is a 10.101% Senior Subordinated Promissory Note, authorized for issuance and sale pursuant to that certain Note and Warrant Purchase Agreement dated as December 8, 1993 (the "Purchase Agreement") between the Company and Whitney Subordinated Debt Fund, L.P. The Note issued pursuant to the Purchase Agreemont and any other Notes issued in transfer or exchange of such Note or any such other Notes are referred to collectively as the "Notes". The Purchase Agreement contains, among other things, provisions for the acceleration of the maturity of the Notes upon the happening of certain events and for the amendment or waiver of certain provisions of the Purchase Agreement, all upon the terms and conditions therein specified.

          1. TRANSFER OR EXCHANGE OF NOTE. The Company shall keep at its office or agency maintained as provided in Section 5(a) hereof a register in which the Company shall provide for the registration of the Notes and for the registration of transfers and exchanges. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at such office or agency, and, without expense to such holder, receive in exchange therefore a Note or Notes each in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Company, duly executed by the holder of such Note or his attorney duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note.

          2. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of a Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity from the holder hereof reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will make and deliver, in lieu of such Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on such Note.

          3. PERSONS DEEMED OWNERS; HOLDERS. The Company may deem and treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever. With respect to any Note at any time outstanding, the term "holder", as used herein, shall be deemed to mean the person in whose name such Note is registered at such time.

          4. PREPAYMENTS.

          (a) MANDATORY PREPAYMENT. If the Company (i) consummates a public offering of any of its securities (or securities of any of its subsidiaries) pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission, (ii) merges with or into another corporation in a transaction pursuant to which the Company is not the surviving corporation, or (iii) sells substantially all of the assets of the Company, the Company shall apply the net proceeds received by the Company and any such subsidiary in such public offering or other transaction (to the extent not required to be applied to the payment of any indebtedness of the Company to which the Notes may be subordinated) to the prepayment of the Notes (including interest on the principal amount through the date of prepayment), without penalty or premium.

          (b) OPTIONAL PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay this Note, in whole or in part, without penalty or premium, together with interest accrued on the amount prepaid to the date of prepayment.

          (c) NOTICE OF PREPAYMENT. The Company shall give written notice of prepayment of this Note or any portion hereof not less than five nor more than 30 Business Days prior to the date fixed for such prepayment. Upon notice of prepayment being given as aforesaid, the Company covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portions thereof, as the case may be, so called for prepayment, at the principal amount hereof so called for prepayment together with interest acrrued thereon to the date fixed for such prepayment.

          (d) ALLOCATION OF PREPAYMENT. In the event of any prepayment of less than all of the outstanding Notes, the Company will allocate the principal amount so to be prepaid (but only in units of $1,000) to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.

          (e) SURRENDER OF NOTE: NOTATION THEREON. Upon any prepayment of a portion of the principal amount of this Note, the holder, at its option, may require the Company to execute and deliver at the expense of the Company (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Company for notation thereon of the payment of the portion of the principal amount of this Note so prepaid.

          5.  MODIFICATION: WAIVER.

          (a) The Company may not, without the written consent of the holders of not less than 51% in aggregate principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Company thereunder, and the observance by the Company of any term or provision of the Notes may not be waived without the written consent of the holders of at least 51% in aggregate principal amount of the Notes then outstanding; PROVIDED, HOWEVER, that without the consent of the holder of each Note so affected, no such modification or waiver shall:

          (i) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce the amount or change the time of any prepayment thereof; or

          (ii) give any Note any preference over any other Note; or

          (iii) reduce the applicable percentages of Notes, the consent of the holders of which is required for any such modification; and

          (b) Any such modification or waiver shall apply equally to all the holders of Notes and shall be binding upon them, upon each future holder of any Notes and upon the

Company, whether or not such Notes shall have been marked to indicate such modification or waiver, but any Notes issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding.

          6. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

          7. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

          8. HEADINGS. The headings of the sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

          IN WITNESS WHEREOF, ADVANCE PHARMACY SERVICES, INC. has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                              ADVANCE PHARMACY SERVICES, INC.



                              By:
                                   ---------------------------------------------
                                   Title:
                                         ---------------------------------------

                                                                      EXHIBIT B

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THESE SECURITIES MAY NOT BE OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO THE PROVISIONS OF A NOTE AND WARRANT PURCHASE AGREEMENT DATED AS OF DECEMBER 8, 1993 BETWEEN THE ISSUER AND WHITNEY SUBORDINATED DEBT FUND, L.P., A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER'S PRINCIPAL OFFICE.

Void after December 8, 2003        Right to Purchase 1,346
                                   Shares of Common Stock,
                                   par value of $.01 per
                                   share, of Advance Pharmacy
                                   Services, Inc.

                         ADVANCE PHARMACY SERVICES, INC.

                          Common Stock Purchase Warrant

          ADVANCE PHARMACY SERVICES, INC., a Delaware corporation (the "Company"), hereby certifies that for value received, WHITNEY SUBORDINATED DEBT FUND, L.P., or assigns (the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of 1,346 fully paid and nonassessable shares of the Common Stock, par value $.01 per share, of the Company ("Common Stock"), at an exercise price of $1,000.00 per share. The number of shares of Common Stock to be received upon the exercise of this warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter referred to as the "Exercise Price". This Warrant is issued pursuant to the terms of a certain Note and Warrant Purchase Agreement dated as of December 8, 1993 between the Company and Whitney Subordinated Debt Fund, L.P. (the "Purchase Agreement"), pursuant to which the Company issued its 10.101% Promissory Note in the aggregate principal amount of $7,000,000 (the "Note") and a Warrant to purchase up to an aggregate of 1,346 shares of Common Stock. The Holder is entitled to the rights and subject to the obligations contained in the Purchase Agreement relating to this Warrant and the shares of Common Stock issuable upon exercise of this Warrant. This Warrant and any other Warrants issued in transfer or exchange of such Warrant or any such other Warrants are referred to collectively as the "Warrants".

          (a) EXERCISE. (A) This Warrant may be exercised in whole or in part at any time or from time to time by submitting at the office of the Company at 545 E. John Carpenter Freeway, Suite 1900, Irving, Texas 75062, or at such other office as the Company may designate by notice in writing, this Warrant, with the Purchase Form annexed hereby duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. Subject to Sections 1(b) and 4 hereof, payment of the Exercise Price shall be made in lawful money of the United States. As promptly as practicable after surrender of the Warrant and receipt of payment, the Company shall issue and deliver to the Holder a certificate or certificates for shares of Common Stock of the Company, in certificates of such denominations, and in such names as the Holder may specify, together with any other stock, securities or property which such Holder may be entitled to receive pursuant hereto. In the case of the purchase of less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise.

          (B) The Holder shall have the option, but not the obligation, upon any exercise of this Warrant, to apply to the payment required by Section 1(a) hereof all or any part of the unpaid principal amount of or interest on any Note at the time held by the Holder. The Company will accept the amount of principal or interest, if such election is selected, specified in the Purchase Form in satisfaction of the exercise price for such shares to be purchased. The Holder shall have the right to apply all or any portion of the principal amount of or interest on a Note to exercise all or any portion of this Warrant (i) whether or not payment on the Notes is otherwise prohibited and (ii) even though the Company or such Holder may have given notice of prepayment with respect to all or any portion of the principal amount of such Note, so long as the Purchase Form with respect to such principal amount of such Note shall, together with this Warrant, have been delivered to the Company in accordance with Section l(a) hereof prior to the date fixed for such prepayment.

          (b) RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of shares of Common Stock from time to time issuable upon the exercise of this Warrant. All shares of Common Stock issued upon the exercise of this Warrant and the payment of the Exercise Price shall be duly authorized, fully paid, and non-assessable with no liability on the part of the holder thereof, and the Company will pay all taxes in respect of the issuance thereof.

          (c) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, as determined in good faith by the Board of Directors of the Company.

          (d)  CONVERSION OF WARRANT.

          (A) In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant, or any portion thereof (the "Conversion Right"), into shares of Common Stock as provided in this Section 4 at any time and from time to time while this Warrant is exercisable. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in Section 4(b) hereof), which value shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from
(B) the aggregate fair market value of such Converted Warrant Shares on the Conversion Date by

(y) the fair market value of one share of Common Stock on the Conversion Date. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date, as determined in good faith by the Board of Directors of the Company.

          (B) The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the designated office of the Company together with a written statement (a "Conversion Notice") specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Converted Warrant Shares (I.E., the shares subject to this Warrant which are being surrendered in exercise of the Conversion Right). Such conversion shall be effective upon receipt by the Company of this Warrant together with the Conversion Notice, or on such later date as is specified therein (the "Conversion Date") and, at the election of the Holder, may be made contingent upon the occurrence of any event specified in the Conversion Notice. Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new Warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder promptly following the Conversion Date.

          (C) For purposes of this Section 4, fair market value of a share of Common Stock as of a Date shall means:

               i) If the Conversion Right is exercised in connection with and contingent upon a registered public offering of Common Stock, and if the Company's registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then fair market value shall be the initial "Price to Public" specified in the final prospectus with respect to such offering;

               ii) If the Conversion Right is not exercised in connection with and contingent upon such a public offering, then fair market value shall be as follows:

                    (A) If traded on a national securities exchange, the fair market value of the Common Stock shall be deemed to be the closing price of the Common Stock on such exchange on the trading day preceding the Conversion Date;

                    (B) If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the closing bid price of the Common Stock on the trading day preceding the Conversion Date; and

                    (C) If there is no public market for the Common Stock, then fair market value shall be determined by mutual agreement of the Holder and the Company, and if the Holder and the Company are unable to so agree, by the good faith determination of the Company's Board of Directors.

          (e) REGISTRATION UNDER SECURITIES LAWS. The Holder has certain rights under the Purchase Agreement and that certain Preferred Stock Purchase Agreement dated as of August 2, 1993, as amended, among the Company and the Purchasers parties thereto, with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock issuable upon exercise of this Warrant.

          (f) EXERCISE PRICE. Initially, the Exercise Price shall be $1000.00 per share of Common Stock. The Exercise Price shall be adjusted in accordance with the provisions of this Section 6.

          (A)  ADJUSTMENTS TO EXERCISE PRICE

               (i) (A) UPON DILUTIVE ISSUANCES OF COMMON STOCK OR CONVERTIBLE SECURITIES. If the Company shall, while there are any Warrants outstanding, issue or sell any shares of its Common Stock or Common Stock Equivalents without consideration or at a price per share LESS THAN the Exercise Price in effect immediately prior to such issuance or sale, then in each such case the Exercise Price upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to the lowest Net Consideration per Share received for each additional share upon such issuance of Common Stock or Common Stock Equivalents.

          The provisions of this Section 6(a)(i)(A) may be waived in any instance upon the written approval of the holders of sixty percent (60%) of the outstanding Warrants.

               (i) (B) UPON DILUTIVE ISSUANCES OF WARRANTS, OPTIONS AND PURCHASE RIGHTS TO COMMON STOCK OR CONVERTIBLE SECURITIES.

               (1) COMMON STOCK EQUIVALENTS. For the purposes of this Section 6(a)(i), the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents" and individually, a "Common Stock Equivalent"), shall be deemed an issuance of Common Stock with respect to adjustments in the Exercise Price if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock or Common Stock Equivalents shall be less than the Exercise Price in effect at the time of such issuance.

               Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Exercise Price shall be made under this Section 6(a)(i)(B) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the original issuance of any such Common Stock Equivalents as above provided.

               (2) DECREASES IN NET CONSIDERATION PER SHARE AND RETROACTIVE ADJUSTMENT UPON EXPIRATION OF COMMON STOCK EQUIVALENTS. Should the Net Consideration Per Share of any such Common Stock or Common Stock Equivalents (even if issued or granted and outstanding as of the date of issuance of this Warrant or hereafter) be decreased from time to time, then, upon the effectiveness of each such change, the Exercise Price will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had the adjustments made to the Exercise Price since the date of issuance of such Common Stock Equivalents been made to such Exercise Price as adjusted pursuant to clause (1) above. Any adjustment of the Exercise Price with respect to this paragraph which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is cancelled without being exercised, so that the Exercise Price effective immediately upon such cancellation or expiration shall be equal to the Exercise Price that would have been in effect had the expired or cancelled Common Stock Equivalent not been issued.

               (3) DEFINITION OF NET CONSIDERATION PER SHARE. For purposes of this paragraph, the "NET CONSIDERATION PER SHARE" which may be received by the Company shall be determined as follows:

               (A) The "NET CONSIDERATION PER SHARE" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Company upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

               (B) The "NET CONSIDERATION PER SHARE" which may be received by the Company shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

               (i) (C) STOCK DIVIDENDS FOR HOLDERS OF CAPITAL STOCK OTHER THAN COMMON STOCK. In the event that the Company shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Company (OTHER THAN holders of Common Stock) entitled to receive a dividend or other distribution payable in Common Stock or securities of the Company convertible into or otherwise exchangeable for shares of Common Stock of the Company, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01.

               (i) (D) CONSIDERATION OTHER THAN CASH.  For purposes of this
Section 6(a)(i), if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or Common Stock Equivalents consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Company. In the event of any dispute between the holders of Warrants and the Company regarding the determination of fair market value, at the option of the holders of sixty percent (60%) of the outstanding Warrants, the Company shall engage a consulting firm or investment banking firm, selected by the Board of Directors and approved by the holders of sixty percent (60%) of the outstanding Warrants (such approval not to be unreasonably withheld), to prepare an independent appraisal of the fair market value of such property to be distributed. The costs of such valuation shall be borne by the Company.

               (i) (E) EXCEPTIONS TO ANTI-DILUTION ADJUSTMENTS; BASKET FOR RESERVED EMPLOYEE SHARES. This Section 6(a)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below). Further, the anti-dilution protection provisions of this
Section 6(a)(i) shall not apply with respect to:

               (1) the grant, issuance or sale of up to a maximum of 2,278 shares of Common Stock, or the grant of options, warrants or other rights exercisable therefor, issued or issuable after the original issue date of the Warrants to directors, officers, employees, consultants and others pursuant to any incentive or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock issuance or restricted stock agreement, stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans approved by a majority of the members of the Board of Directors; and

               (2) shares of Common Stock (or options or warrants exercisable therefor) issued solely to employees, consultants or others in connection with the acquisition (whether by merger or otherwise) by the Company of all or substantially all of the capital stock or assets of any other entity or business organization, provided the issuance of such securities is approved by two-thirds of the members of the Board of Directors and provided that the aggregate number of shares of Common Stock issued pursuant to this paragraph does not exceed 1,662 shares.

               The foregoing numbers of shares of Common Stock may be increased from time to time (i) by a vote of two-thirds of the members of the Board of Directors of he Corporation, or (ii) by the written consent of the holders of at least sixty percent (60%) of the outstanding Warrants.

               The foregoing numbers shall be subject to a proportionate adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock.

               (a) (ii) UPON EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Exercise Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Exercise Price. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

               An "EXTRAORDINARY COMMON STOCK EVENT" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

          (g) NUMBER OF SHARES. Upon any adjustment of the Exercise Price, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the new Exercise Price resulting from such adjustment. As use herein, the term "shares" shall include any property receivable upon exercise of the Warrants pursuant to Section 10 hereof.

          (h) DIVIDENDS. In the event the Company shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Company other than shares of Common Stock, or
(ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Warrants shall receive upon exercise thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had their Warrants been exercised on the date of such event and had they thereafter, during the period from the date of such event to and including the date of exercise, retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under Section 6 hereof with respect to the rights of the holders of the Warrants.

          (i) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the exercise of the Warrants shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares of stock dividend provided for in
Section 6 hereof, or the sale of all or substantially all of the Company's capital stock or assets to any other person), then and in each such event each holder of Warrants shall have the right thereafter to exercise the Warrants for kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock for which such Warrants might have been exercised immediately prior to such event, all subject to further adjustment as provided herein.

          (j) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Warrant) or a merger, or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's capital stock or assets to any other person, or any other form of business combination, acquisition or reorganization in which control of the Company is transferred (a "Reorganization"), then, as a part of and a condition to such Reorganization, provision shall be made so that the holders of the Warrants shall thereafter be entitled to receive upon exercise of the Warrants the same kind and amount of stock or other securities or property (including cash) of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have received if such holder had exercised its Warrants for shares of Common Stock immediately prior to the effective time of such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant so that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of share of Common Stock or other securities issuable upon exercise of the Warrants) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

          The provisions of this Section 10 shall not apply to any Reorganization involving (1) only a change in the state of incorporation of the Company, (2) a merger of the Company with or into a wholly-owned subsidiary of the Company that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Company is substantively the surviving corporation and operates as a going concern, of another corporation that is engaged in a business similar or related to or complementary with the business of the Company and which does not involve a recapitalization or reorganization of the Common Stock.

          (k) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Exercise Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder of this Warrant a certificate of the chief financial officer of the Company setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request any time of the holder of this Warrant, furnish to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

          (l) NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any Common Stock or Common Stock Equivalents, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the holder of this Warrant, at least thirty (30) days prior to the record date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

          (m) STOCK TRANSFER TAXES. The issue of stock certificates upon the exercise of this Warrant shall be made without charge to the exercising Holder for any tax in respect of such issue. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (n) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Any transfer or assignment of this Warrant may, subject to the provisions of the Purchase Agreement, be made upon surrender of this Warrant to the Company with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled, and in the case of a transfer or assignment of less than all of the shares purchasable under this Warrant, the Company shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares purchasable hereunder. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of a reasonable satisfactory indemnification agreement and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

               (o) NOTICES, ETC. All notices and other communications from the Company to the Holder of the Warrant shall be mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the company in writing by such Holder, or until an address is so furnished, to and at the address of the last

Holder of the Warrant who has so furnished an address to the Company.

               (p) MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only be an instrument in writing signed by the Company and the Holder of this Warrant. This Warrant shall be construed and enforced in accordance with an governed by the laws of the State of New York. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.

               (q) NO RIGHTS AS STOCKHOLDER. The holder of this Warrant shall not have any rights as a stockholder of the Company (including rights to dividends and voting rights), and shall only have the rights specifically set forth in this Warrant and in the Purchase Agreement.

               (r) EXPIRATION. The right to exercise this Warrant shall expire at 11:59 p.m. Eastern Time on December 8, 2003.

Dated: December 8, 1993


                              ADVANCE PHARMACY SYSTEMS, INC.


                              By:/s/ David D. Halbert
                                 ---------------------
                              Title:  Chairman, CEO

                                  PURCHASE FORM

                                                          Dated___________, ____


          The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ shares of Common Stock of ADVANCE PHARMACY SYSTEMS, INC., and hereby [makes payment of $__________ as payment of the actual exercise price thereof] [or] [makes payment therefor by application pursuant to Section 1(b) of the Warrant of $__________ aggregate [interest on] [principal amount of] Notes (as defined in the Warrant)].


                                ________________

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
     -------------------------------------------------------------------------
     (please typewrite or print in block letters)

Address
        ----------------------------------------------------------------------

                              Signature
                                       --------------------------------------

                                ________________

                                 ASSIGNMENT FORM

          FOR VALUE RECEIVED, ______________________________________ hereby sells, assigns and transfers unto

Name
     -------------------------------------------------------------------------
     (please typewrite or print in block letters)

Address
        ----------------------------------------------------------------------


the right to purchase Common Stock of ADVANCE PHARMACY SYSTEMS, INC., represented by this Warrant to the extent of _____ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint
________________________________________, attorney, to transfer the same on the books of ADVANCE PHARMACY SYSTEMS, INC., with full power of substitution in the premises.


                              Signature
                                       --------------------------------------

Dated_____________,____

                               DISCLOSURE SCHEDULE
                                       TO
                         ADVANCE PHARMACY SERVICES, INC.
                       NOTE AND WARRANT PURCHASE AGREEMENT

                                  SCHEDULE 2.3
                             GOVERNMENTAL APPROVALS


                                    --None--

                                  SCHEDULE 2.4

                                   LITIGATION


                                    --None--

                                  SCHEDULE 2.6

                            SCHEDULE OF INDEBTEDNESS


1. Demand Promissory Note dated January 28, 1993 made by Advance Home Prescriptions, Inc. in favor of Security State Bank for up to $500,000 principal amount (matures January 28, 1994) (the "Working Capital Line").

2. Equipment Lease dated November 12, 1993 between Advance Home Prescriptions, Inc. and Universal Leasing Services, Inc.

          Term: November 20, 1991 through November 20, 1994.

          Monthly Payment: $446.87.

                                  SCHEDULE 2.7

                                 TITLE TO ASSETS


ENCUMBRANCES

1. Security State Bank security interest in all accounts receivable and inventory of Advance Home Prescriptions, Inc..

2. FoxMeyer Corporation secondary security interest in all inventory of Advance Home Prescriptions, Inc.

LICENSES

APM has acquired the right to use the software products and databases of pharmaceutical information described below:

Licensor                               Description
- --------                               -----------

ComCoTec, Inc.                         Mail Service Pharmacy Software

Medi-Span, Inc.                        Drug Pricing and Information
                                       Services Database

Health Business Systems, Inc./         Retail Claim Adjudication
Time Share                             Software

Strategic Mapping/Atlas GIS            Mapping Software for Provider
                                       Coverage Analysis

VAX/VMS                                Operating System Utilized on
                                       Digital Equipment Corp. VAX
                                       Computer System

Pick/Blue                              End User Software License

                                  SCHEDULE 2.8

                              FINANCIAL INFORMATION

ATTACHMENTS:

     (i) the audited Financial Statements for the fiscal years ended March 31, 1992 and March 31, 1993, of Advance Health Care, Inc.,

     (ii) the audited financial statements of the Company's Subsidiaries as of March 31, 1993, and

     (iii) the Company's unaudited Statement of Income and Balance Sheet, as at October 31, 1993.

TRANSACTIONS OTHER THAN IN THE ORDINARY COURSE OF BUSINESS SINCE MARCH 31, 1993:

1. Assumption by the Company from Advance Health Care, Inc. of $500,000 principal amount in debt previously incurred by Advance Health Care, Inc. for the benefit of the Company (the "Assumption of Shareholder Loan").

2. Agreement for Purchase of Machines dated July 17, 1993 between Prelude Systems, Inc. and Advance Prescriptions Management, Inc. to purchase new computer system, hardware and software for $76,000 (the "Computer Purchase Agreement").

3. Recapitalization Agreement dated July 30, 1993 among Advance Pharmacy Services, Inc., Advance Prescription Management, Inc. and Advance Home Prescriptions, Inc. (the "Recapitalization Agreement") (which includes the Assumption of the Shareholder Loan).

4. All agreements and arrangements listed in Schedule 2.21 are hereby incorporated by reference as if listed in their entirety in this Schedule 2.8.






                                                          Continued on next page

LIABILITY NOT REFLECTED ON FINANCIAL STATEMENTS

1.   Assumption of Shareholder Loan

2. Assignment, Assumption, Bill of Sale and Consent Agreement dated October 20, 1993 by and between Medco Containment Services, Inc., APS and Trinity Properties, Ltd. relating to that Original Commercial Lease Agreement between Trinity Properties, Ltd. and Flex RX Pharmacy Services, Inc.

3. Agreement regarding purchase of upgraded automation equipment at the new facility.

                                     ARTHUR
                                    ANDERSEN


                            ARTHUR ANDERSEN & CO. SC










                   ADVANCE HEALTH CARE, INC. AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS
                          AS OF MARCH 31, 1993 AND 1992



                         TOGETHER WITH AUDITORS' REPORT

                              ARTHUR ANDERSEN & CO.









                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Board of Directors and Stockholders of Advance Health Care, Inc.:


We have audited the accompanying consolidated balance sheets of Advance Health Care, Inc. (a Delaware corporation) and subsidiaries as of March 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advance Health Care, Inc. and subsidiaries as of March 31, 1993 and 1992, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.







Dallas, Texas,
  June 30, 1993


                               ADVANCE HEALTH CARE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS--MARCH 31, 1993 AND 1992

             ASSETS                                                1993                1992
             ------                                             -----------         -----------
CURRENT ASSETS:
  Cash                                                          $    42,000         $    27,000
  Accounts receivable, net of allowance for doubtful
    accounts of $319,000 and $135,000 in 1993 and
    1992, respectively                                            2,750,000           1,727,000
  Other receivables                                                  58,000              49,000
  Inventories                                                       939,000             521,000
  Prepaid expenses                                                   58,000              43,000
                                                                -----------         -----------

             Total current assets                                 3,847,000           2,367,000
                                                                -----------         -----------

PROPERTY AND EQUIPMENT:
  Vehicles                                                          212,000              98,000
  Office equipment and furniture                                    861,000             455,000
  Rental equipment                                                1,377,000             903,000
  Leasehold improvements                                            113,000              98,000
                                                                -----------         -----------

                                                                  2,563,000           1,554,000

  Less-Accumulated depreciation and amortization                 (1,152,000)           (694,000)
                                                                -----------         -----------

             Net property and equipment                           1,411,000             860,000
                                                                -----------         -----------

OTHER ASSETS:
  Note receivable                                                    27,000              25,000
  Organizational costs and other, net of accumulated
    amortization of $40,000 and $23,000 in 1993 and
    1992, respectively                                              109,000              84,000
                                                                -----------         -----------

             Total other assets                                     136,000             109,000
                                                                -----------         -----------

             Total assets                                       $ 5,394,000         $ 3,336,000
                                                                -----------         -----------
                                                                -----------         -----------

        LIABILITIES AND STOCKHOLDERS' EQUITY                       1993                1992
        ------------------------------------                    -----------         -----------

CURRENT LIABILITIES:
  Accounts payable                                              $ 1,506,000         $   846,000
  Accrued expenses                                                  426,000             166,000
  Short-term obligations                                          2,604,000             264,000
  Current portion of long-term obligations                        1,161,000             170,000
                                                                -----------         -----------

             Total current liabilities                            4,697,000           1,446,000
                                                                -----------         -----------

LONG-TERM OBLIGATIONS:
  Notes payable, less current portion                                77,000             478,000
  Obligations under capital leases, less current portion             62,000             128,000
                                                                -----------         -----------

             Total long-term obligations                            139,000             606,000
                                                                -----------         -----------

COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS' EQUITY:
  Subordinated debenture, nonvoting, converted into
    16,013 common shares on June 14, 1993                         2,388,000           2,388,000
  Convertible preferred stock, nonvoting, stated value
    $1; 10,000 shares authorized, 4,153 shares issued
    and outstanding at March 31, 1993 and 1992; each
    share is convertible to 1.67 shares of common
    stock at option of the holders or the Company                     4,000               4,000
  Common stock, par value $1; 100,000 shares
    authorized, 31,532 and 30,692 issued and
    outstanding at March 31, 1993 and 1992,
    respectively                                                     32,000              31,000
Additional paid in capital                                        1,257,000           1,258,000
Accumulated deficit                                              (3,123,000)         (2,397,000)
                                                                -----------         -----------

             Total stockholders' equity                             558,000           1,284,000
                                                                -----------         -----------

            Total liabilities and stockholders' equity          $ 5,394,000         $ 3,336,000
                                                                -----------         -----------
                                                                -----------         -----------



   The accompanying notes are an integral part of these consolidated financial statements.

                   ADVANCE HEALTH CARE, INC. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF OPERATIONS

                   FOR THE YEARS ENDED MARCH 31, 1993 AND 1992


                                                         1993          1992
                                                      -----------   -----------

NET REVENUES                                          $18,506,000   $10,817,000
                                                      -----------   -----------
COST OF OPERATIONS:
     Cost of goods and services                        12,678,000     7,399,000
     Selling, general and administrative expense        5,995,000     3,486,000
                                                      -----------   -----------

          Total cost of operations                     18,673,000    10,885,000
                                                      -----------   -----------

          Net loss before other revenues and expenses
           and provision for income taxes                (167,000)      (68,000)
                                                      -----------   -----------

OTHER REVENUES AND (EXPENSES):
     Depreciation and amortization expense               (404,000)     (233,000)
     Interest and other income                             51,000        21,000
     Interest expense                                    (206,000)     (115,000)
                                                      -----------   -----------

          Net other revenues and (expenses)              (559,000)     (327,000)
                                                      -----------   -----------

NET LOSS BEFORE PROVISION FOR INCOME TAXES               (726,000)     (395,000)

PROVISION FOR INCOME TAXES                                   -             -
                                                      -----------   -----------

NET LOSS                                                $(726,000)    $(395,000)
                                                      -----------   -----------
                                                      -----------   -----------


   The accompanying notes are an integral part of these consolidated financial statements.


                                             ADVANCE HEALTH CARE, INC. AND SUBSIDIARIES


                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                             FOR THE YEARS ENDED MARCH 31, 1993 AND 1992


                                                                                              Additional
                                                        Subordinated    Preferred    Common     Paid-In     Accumulated
                                                         Debentures       Stock       Stock     Capital       Deficit        Total
                                                       -------------    ---------  ---------  -----------  ------------  ----------
BALANCE, March 31, 1991                                $          -     $   4,000  $  28,000  $ 1,023,000  $ (2,002,000) $ (947,000)

 Reclassification of 5.5% subordinated debenture
   (net of $112,000 of unamortized
   placement fees) as equity resulting from
   modification of agreement                              2,388,000             -          -            -             -   2,388,000

 Conversion of 8% subordinated debenture                          -             -      2,000       98,000             -     100,000

 Issuance of common stock in payment of accrued
  interest on 5.5% subordinated debenture                         -             -      1,000      137,000             -     138,000

 Net loss                                                                                                      (395,000)   (395,000)
                                                         ----------     ---------  ---------  -----------  ------------  ----------

BALANCE, March 31, 1992                                   2,388,000         4,000     31,000    1,258,000    (2,397,000)  1,284,000

 Issuance of common stock to holder of
   5.5% subordinated debenture                                    -             -      1,000       (1,000)            -           -

 Net Loss                                                         -             -          -            -      (726,000)   (726,000)
                                                         ----------     ---------  ---------  -----------  ------------  ----------

                                                         $2,388,000     $   4,000  $  32,000  $ 1,257,000  $ (3,123,000) $  558,000
                                                         ----------     ---------  ---------  -----------  ------------  ----------
                                                         ----------     ---------  ---------  -----------  ------------  ----------


   The accompanying notes are an integral part of these consolidated financial statements

                   ADVANCE HEALTH CARE, INC. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                   FOR THE YEARS ENDED MARCH 31, 1993 AND 1992


                                                                       1993              1992
                                                                       ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                     $  (726,000)      $  (395,000)
     Adjustments to reconcile net loss to net
          cash used in operating activities-
          Depreciation and amortization                               404,000           233,000
          Bad debt expense                                            381,000           188,000
          Interest on subordinated debenture                             -               19,000
          Increase in accounts receivable                          (1,404,000)         (947,000)
          Increase in inventories                                    (144,000)          (64,000)
          Increase in other receivables,
               prepaid expenses, organizational
               costs and other                                        (51,000)          (25,000)
          Increase in accounts payable and
               accrued expenses                                       920,000           336,000
                                                                  -----------       -----------

               Net cash used in operating activities                 (620,000)         (655,000)
                                                                  -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment, net                        (435,000)         (446,000)
     Purchases of property and equipment in
          Owen acquisition                                           (520,000)              -
     Purchases of inventories in Owen acquisition                    (274,000)              -
                                                                  -----------       -----------

               Net cash provided by investing activities           (1,229,000)         (446,000)
                                                                  -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes payable, obligations
          under capital leases, and
          bank line of credit                                       2,030,000         1,044,000
     Principal payments on long-term obligations                     (166,000)         (563,000)
                                                                  -----------       -----------

               Net cash provided by financing activities            1,864,000           481,000
                                                                  -----------       -----------
                                                                  -----------       -----------

NET INCREASE (DECREASE) IN CASH                                        15,000          (620,000)

CASH, beginning of year                                                27,000           647,000
                                                                  -----------       -----------

CASH, end of year                                                 $    42,000       $    27,000
                                                                  -----------       -----------
                                                                  -----------       -----------



SCHEDULE OF NONCASH TRANSACTIONS:

     Effective May 18, 1991, the Company and the holder of the $2,500,000, 5.5% subordinated debenture agreed to an amendment to the debenture which allows for its reclassification as equity. Related unamortized placement fees of $112,000, recorded as prepaid expenses at March 31, 1991, have been netted against equity.

     During 1993, the Company issued 870 shares of common stock on the 5.5% subordinated debenture. In 1992, the Company issued 870 shares of common stock in payment of accrued interest on the 5.5% subordinated debenture.

     At March 31, 1992, the Company exercised its option to convert $100,000 of 8% subordinated debentures to equity.

SUPPLEMENTARY INFORMATION

     Cash paid for interest expense totaled approximately $173,000 and $88,000 in 1993 and 1992, respectively.

     The Company incurred no income tax liabilities in 1993 and 1992; therefore, no cash payments for this purpose were made.



   The accompanying notes are an integral part of these consolidated financial statements.

                   ADVANCE HEALTH CARE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             MARCH 31, 1993 AND 1992


1.   ORGANIZATION AND BASIS OF PRESENTATION:

The consolidated financial statements include the accounts of Advance Health Care, Inc. and its five wholly owned subsidiaries: Advance Home Prescriptions, Inc., Advance Home Medical, Inc., Advance HomeCare, Inc., Advance Pharmacies, inc., and Advance Prescription Management, Inc. (collectively, the "Company").

The Company's operations consist of the sale and rental (on a month-to-month basis) of medical equipment and supplies, the mail order sale of pharmaceuticals, the processing of prescription claims, the delivery of home-based nursing services and the retail sales of one pharmacy. The Company operates medical equipment, supply and service facilities throughout the state of Texas, and its mail order prescription operations are nationwide.

On June 30, 1992, Advance Home Medical, Inc. purchased the assets of two home care centers from Owen Healthcare, Inc., an unrelated company, for approximately $800,000 in cash. The results of operations for these home care centers in Houston and Fort Worth, Texas, for the period since acquisition have been included in the accompanying financial statements.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Certain prior year balances have been reclassified to conform with current year presentation.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

REVENUE RECOGNITION

Revenues from the rental and sale of medical equipment, supplies, and services are generally recognized upon the delivery to the patient/customer. The mail order prescription revenues are generally recognized when each prescription is filled and shipped. The Company bills insurance companies, third-party administrators, individuals, and federal and state third-party reimbursement programs for its services. The Medicare and Medicaid programs pay the Company at established amounts based on the nature of services rendered to the program beneficiaries. Differences between the Company's established rates and the Medicare and Medicaid payments are treated as contractual allowances and netted against revenues.

INVENTORIES

Inventories consist of medical supplies, medical equipment for resale and pharmaceuticals. Inventories are valued at the lower of cost or market under the first-in, first-out method.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over estimated useful lives ranging from three to seven years. Amortization of leasehold improvements is computed over the lives of the assets or the lease terms, whichever is shorter. Lease terms average seven years. Major renewals and betterments are added to the retired, sold or otherwise disposed of and the applicable accumulated depreciation are removed from the accounts, and the resultant gain or loss, if any, is reflected in operations.

ORGANIZATIONAL COSTS AND OTHER

Organizational costs are comprised of professional fees incurred in the formation of the Company and the acquisition of various Company assets. Other assets are comprised primarily of capitalized costs incurred in the development of certain computer systems. These costs are being amortized on the straight-line method over periods ranging from 48 to 60 months.

FEDERAL INCOME TAXES

The Company files a consolidated U.S. federal income tax return with its five wholly owned subsidiaries.

In February 1992, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." SFAS 109 becomes mandatory for the Company for the fiscal year ending March 31, 1994. The Company has neither determined the impact of adoption of SFAS 109 nor decided whether it will restate prior year financial statements in the year of adoption.

3.   INVENTORIES:

Inventories are comprised of the following assets held for sale within one year:

                                                                MARCH 31,
                                                     ---------------------------
                                                           1993         1992
                                                     ------------   ------------
     Medical supplies and equipment                  $    459,000  $    210,000
     Pharmaceuticals                                      480,000       311,000
                                                     ------------  ------------
                                                     $    939,000  $    521,000
                                                     ------------  ------------
                                                     ------------  ------------

4.   SHORT-TERM OBLIGATIONS:

Short-term obligations consist of the following:

                                                                 MARCH 31,
                                                     --------------------------
                                                          1993         1992
                                                     ------------   ------------
     Bank line of credit of $500,000 which expires
          January 1994; bearing interest at 8.5%;
          collateralized by certain accounts
          receivable and inventory                    $   359,000   $   264,000

     Unsecured note payable to an affiliated entity
          bearing interest at 6% and due July 1993        495,000          -

     Unsecured note payable to a related party
          bearing interest at 6% and due
          October 1993                                  1,500,000          -

     Unsecured note payable to a related party
          bearing interest at 6% and
          due September 1993                              250,000          -
                                                      -----------   -----------
                                                      $ 2,604,000   $   264,000
                                                      -----------   -----------
                                                      -----------   -----------

5.   LONG-TERM OBLIGATIONS:

Long-term obligations consist of the following:

                                                                  MARCH 31,
                                                       ------------------------
                                                           1993        1992
                                                           ----        ----
     Payable to an affiliated entity,
          bearing interest at 9%                      $         -   $   310,000

     Unsecured note payable to a related party,
          bearing interest at 10%; payable in 36
          equal monthly installments of
          approximately $8,100; due December 1994         155,000       232,000

     Bank note bearing interest at 9%; payable in
          36 equal monthly installments of
          approximately $1,000; collateralized by
          certain equipment and property;
          due March 1995                                   15,000        20,000

     Various vehicle leases bearing an average rate
          of interest of 15%; payable in monthly
          installments; collateralized by vehicles;
          maturity dates ranging from May 1995
          to January 1996                                  18,000        24,000

     Various obligations under capital leases
          bearing interest at an average rate of 18%;
          payable in monthly installments;
          collateralized by certain rental equipment;
          maturity dates ranging
          from July 1993 to June 1995                     112,000       190,000
                                                      -----------   -----------
                                                          300,000       776,000

     Less- Current portion of notes payable and
          obligations under capital leases               (161,000)     (170,000)
                                                      -----------   -----------

                                                      $   139,000   $   606,000
                                                      -----------   -----------
                                                      -----------   -----------

The $155,000 note payable to a related party at March 31, 1993, requires, among other things, that Advance Home Medical, Inc. maintain a minimum net worth of $250,000. This covenant was met as of March 31, 1993.

The aggregate maturities of long-term obligations, including capital leases, for the 12-month periods ending March 31 are as follows: 1994 - $161,000, 1995 - $129,000, 1996 - $8,000, 1997 - $1,000, and 1998 - $1,000.

The Company incurred interest expense of $206,000 and $115,000 in 1993 and 1992, respectively, for short-term and long-term obligations.

Virtually all the Company's debt has been personally guaranteed by certain stockholders and officers of the Company.

6.   SUBORDINATED DEBENTURES.

In May 1990, the Company issued a $2,500,000 convertible subordinated debenture bearing interest at 5.5% and due May 1992. Under the terms of the debenture, the principal and any accrued interest were convertible at the holder's option into common shares of the Company at the rate of $156.12 per share for principal and $158 per share for interest. In addition, the holder was entitled to designate one member to serve on the Company's Board of Directors. In January 1992, a letter agreement was signed whereby the debenture holder agreed retroactive to May 1991 to the mandatory conversion of all principal and interest into common stock as they come due. In addition, the due date of the debenture was extended to May 1993, and the Company agreed to issue 870 shares of its common stock each year to the debenture holder until the conversion of the debenture. A subsequent agreement extended the conversion date to June 1993. The 5.5% debenture was retired on June 14, 1993, with the issuance of 16,013 shares of common stock to the holder.

Because conversion of the debenture into common stock was assured, the Company elected to begin reflecting the debenture as equity in its financial statements as of March 31, 1992. The debenture is recorded net of $112,000 of unamortized placement costs relating to the issuance of the original debenture.

The debenture holder received common stock in 1992 as payment of interest through May 1991 under the terms of the debenture. As a result of the letter agreement, the debenture holder received common stock which has been reflected as a charge to additional paid-in capital in 1993. In addition, a similar charge to paid-in capital has been made subsequent to year-end to reflect the shares accrued through the conversion date.

In March 1992, the Company exercised its conversion rights in accordance with the terms of the $100,000 convertible, subordinated debenture which bore 8% interest and which was held by a stockholder. The debenture was retired with the issuance of 1,428 shares of common stock to the holder.

7.   FEDERAL INCOME TAXES:

The Company accounts for certain income and expense items differently for financial reporting purposes than for federal income tax purposes. The principal timing differences arise as a result of the use of different methods for recognizing bad debt deductions and depreciation for financial statement accounting and tax reporting purposes.

The Company paid no income taxes relating to 1993 or 1992. The Company has unused net operating loss carryforwards of $2,615,000 for tax return purposes at March 31, 1993. If not used, these carryforwards expire beginning in 2002. Similar unrecognized net operating loss carryforwards exist for financial reporting purposes.

8.   RETIREMENT PLAN:

The Company sponsors a retirement plan for all eligible employees. The plan is qualified under Section 401(k) of the Internal Revenue Code. The Company is not required to make, and has not made, contributions to the plan to date.

9.   STOCK OPTION PLAN:

The Company has 7,500 shares of its common stock reserved for issuance to employees under the 1991 Incentive Stock Option Plan. The options become exercisable after one year from the date granted and expire not more than 10 years from the date of grant. Options for 6,750 and 6,250 were outstanding at March 31, 1993 and 1992, respectively, at exercise prices ranging from $30 to $158 per share.

10.  RELATED-PARTY TRANSACTIONS:

Certain subsidiaries of the company lease space in a medical mall located in Abilene, Texas. The medical mall is a project in which several board members and stockholders are partners. It is the opinion of management that the mall rental rates are at market rates. Total rental expense approximated $84,000 and $85,000 in 1993 and 1992, respectively.

The Company advanced $29,000 to a director and former employee in 1992 in exchange for a note receivable. The note is due in February 1995, bears interest at 8%, and is classified as a long-term note receivable.

As stated in Note 6 to these financial statements, the Company issued a $2,500,000, 5.5% subordinated debenture during 1990. An affiliated entity of the Company arranged for the debenture on behalf of the Company. For its services, the affiliate was paid $190,000, of which $150,000 represents placement fees and $40,000 represents out-of-pocket expenses. In 1992, the remaining $112,000 of unamortized placement costs was charged against equity in connection with the reclassification of the debenture as equity.

Effective fiscal 1991, the Company entered into an agreement with an affiliate whereby the affiliate provided certain management services and paid for the Company's office rent and certain operating costs. In exchange, the Company paid the affiliate a monthly fee of $20,000. This agreement was terminated in February 1992. Payments associated with this agreement totaled $220,000 in 1992.

11.  COMMITMENTS AND CONTINGENCIES:

The Company has operating leases for office space and certain rental and office equipment. Total rental expense incurred in 1993 and 1992 was $715,000 and $380,000, respectively. Future minimum rentals under noncancelable operating lease agreements as of March 31, 1993, are as follows:

       Years Ending
         March 31,
       ------------

          1994                                        $   387,000
          1995                                            339,000
          1996                                            276,000
          1997                                            213,000
          1998 and thereafter                             120,000

12.  SUBSEQUENT EVENTS:

In June 1993, the Company signed a nonbinding Term Sheet that proposed a Series A Senior preferred stock financing for the Pharmacy Division of the Company. These proposed proceeds will be used for the continued expansion of the Pharmacy Division.

As described in Note 6, on June 14, 1993, the Company retired the $2,500,000, 5.5% subordinated debenture with the issuance of 16,013 shares of common stock to the holder.

                Advance Pharmacy Services, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                                October 31, 1993
                                   (Unaudited)



                          Assets
Current Assets:
     Cash                                                        $    2,531,390
     Accounts and Other Receivables                                   1,023,226
     Inventories                                                        522,998
     Other Current Assets                                               104,039
                                                                 --------------
          Total Current Assets                                        4,181,653
                                                                 --------------

Property, Plant and Equipment                                         1,071,281
Less:  Accumulated Depreciation                                        (198,418)
                                                                 --------------
          Net Property, Plant & Equipment                               872,863
                                                                 --------------

Other Assets                                                            101,331
                                                                 --------------

          Total Assets                                           $    5,155,847
                                                                 --------------
                                                                 --------------

     Liabilities and Stockholders' Equity
Current Liabilities:
     Accounts Payable and Accrued Expenses                       $    1,774,266
     Current Portion of Capital Leases                                    4,973
                                                                 --------------
          Total Current Liabilities                                   1,779,239
                                                                 --------------

Long-Term Notes payable and Capital Leases                                 -

Stockholders Equity:
     Preferred Stock                                                         40
     Common Stock                                                           125
     Additional Paid in Capital                                       4,836,755
     Accumulated Earnings (Deficit)                                  (1,460,312
                                                                 --------------)
          Total Stockholders' Equity                                  3,376,608
                                                                 --------------

               Total Liabilities & Equity                        $    5,155,847
                                                                 --------------
                                                                 --------------

                                     ARTHUR
                                    ANDERSEN


                            ARTHUR ANDERSEN & CO. SC










                      ADVANCE HOME PRESCRIPTIONS, INC. AND
                      ADVANCE PRESCRIPTION MANAGEMENT, INC.


                          COMBINED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1993



                         TOGETHER WITH AUDITORS' REPORT

                              ARTHUR ANDERSEN & CO.









                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Board of Directors and Stockholders of Advance Health Care, Inc.:


We have audited the accompanying combined balance sheets of Advance Home Prescriptions, Inc. and Advance Prescription Management, Inc. (Delaware corporations and both wholly owned subsidiaries of Advance Health Care, Inc.) as of March 31, 1993, and the related combined statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advance Home Prescriptions, Inc. and Advance Prescription Management, Inc. as of March 31, 1993, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.







Dallas, Texas,
 June 30, 1993

                          ADVANCE HOME PRESCRIPTIONS, INC. AND
                          ADVANCE PRESCRIPTION MANAGEMENT, INC.

                         COMBINED BALANCE SHEET--MARCH 31, 1993

          ASSETS

CURRENT ASSETS:
     Cash                                                        $   10,000
     Accounts receivable, net of allowance for doubtful
          accounts of $75,000                                       899,000
     Other receivables                                                9,000
     Inventories                                                    351,000
     Prepaid expenses                                                33,000
                                                                 ----------

               Total current assets                               1,302,000
                                                                 ----------


FURNITURE AND EQUIPMENT, net of accumulated depreciation of $129,000


ORGANIZATIONAL COSTS AND OTHER, net
of accumulated amortization of $31,000                               73,000
                                                                -----------


               Total assets                                      $1,761,000
                                                                 ----------
                                                                 ----------


                  LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
     Accounts payable                                            $  881,000
     Accrued expenses                                                86,000
     Payable to stockholder and affiliates                          436,000
     Bank line of credit                                            359,000
     Current portion of capital lease obligation                      5,000
                                                                 ----------


               Total current liabilities                          1,767,000
                                                                 ----------
CAPITAL LEASE OBLIGATION, less current portion                        3,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
     Preferred stock of Advance Home Prescriptions, Inc.,
       stated value $100; 10,000 shares authorized, 2,500
       shares issued and outstanding at March 31, 1993              250,000
       Common stock, par value $1 and $.01, 3,000 and
       1,000 shares authorized for Advance Home
       Prescriptions, Inc. and Advance Prescription
       Management, Inc., respectively; 1,654 shares
       issued and outstanding net of 1,500 shares
       held in treasury for Advance Home
       Prescriptions, Inc.; 1,000 shares issued and
       outstanding for Advance
       Prescription Management, Inc.                                  2,000
     Additional paid-in capital                                   1,025,000
     Accumulated deficit                                         (1,286,000)
                                                                 ----------

               Total stockholder's equity (deficit)                  (9,000)
                                                                 ----------
               Total liabilities and
                 stockholder's equity                            $1,761,000
                                                                 ----------
                                                                 ----------

     The accompanying notes are an integral part of this combined financial balance sheet.

                      ADVANCE HOME PRESCRIPTIONS, INC. AND
                      ADVANCE PRESCRIPTION MANAGEMENT, INC.


                        COMBINED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED MARCH 31, 1993


REVENUES                                                            $11,867,000
                                                                    -----------
COST OF OPERATIONS:
     Cost of goods and services                                       9,846,000
     Selling, general and administrative expense                      2,372,000
                                                                    -----------

          Total cost of operations                                   12,218,000
                                                                    -----------

          Net income before other expenses and provision for
            income taxes                                               (351,000)
                                                                    -----------
OTHER EXPENSES:
     Depreciation and amortization expense                               69,000
     Interest expense                                                    26,000
                                                                    -----------

          Total other expenses                                           95,000
                                                                    -----------

NET LOSS BEFORE PROVISION FOR INCOME TAXES                             (446,000)

PROVISION FOR INCOME TAXES                                                  -
                                                                    -----------

NET LOSS                                                            $  (446,000)
                                                                    -----------
                                                                    -----------


     The accompanying notes are an integral part of this combined financial statement.

                      ADVANCE HOME PRESCRIPTIONS, INC. AND
                      ADVANCE PRESCRIPTION MANAGEMENT, INC.


                   COMBINED STATEMENT OF STOCKHOLDER'S EQUITY

                        FOR THE YEAR ENDED MARCH 31, 1993

                                                        Common
                                                        Stock
                                                        Net of         Additional
                                     Preferred         Treasury          Paid-In           Accumulated
                                       Stock            Stock            Capital            Deficit             Total
                                     --------         --------         ----------         -----------         ---------

BALANCE, March 31, 1992              $250,000         $  2,000         $1,025,000         $  (840,000)        $ 437,000

     Net loss                            -                -                  -               (446,000)         (446,000)
                                     --------         --------         ----------         -----------        ----------
BALANCE, March 31, 1993              $250,000         $  2,000         $1,025,000         $(1,286,000)        $  (9,000)
                                     --------         --------         ----------         -----------         ---------
                                     --------         --------         ----------         -----------         ---------


     The accompanying notes are an integral part of this combined financial statement.

                      ADVANCE HOME PRESCRIPTIONS, INC. AND
                      ADVANCE PRESCRIPTION MANAGEMENT, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED MARCH 31, 1993




CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                       $  (446,000)
     Adjustments to reconcile net loss to net cash provided
          by (used in) operating activities-
          Depreciation and amortization                                  69,000
          Bad debt expense                                               58,000
          Increase in accounts receivable                              (209,000)
          Increase in inventories                                       (98,000)
          Increase in other receivables, prepaid expenses,
               organizational costs, and other                          (21,000)
          Increase in accounts payable, accrued expenses,
               and payable to affiliates                                818,000
                                                                     ----------

               Net cash provided by operating activities                171,000
                                                                     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                               (286,000)
                                                                     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from short-term obligations                                95,000
     Decrease in capital lease obligation                                (4,000)
                                                                     ----------

               Net cash provided by financing activities                 91,000
                                                                     ----------

NET DECREASE IN CASH                                                    (24,000)

CASH, beginning of year                                                  34,000
                                                                     ----------

CASH, end of year                                                    $   10,000
                                                                     ----------
                                                                     ----------

SUPPLEMENTARY INFORMATION:

     Cash paid for interest expense totaled approximately $24,000.

     The Division incurred no income tax liabilities in 1993; therefore, no cash payments for this purpose were made.




     The accompanying notes are an integral part of this combined financial statement.

                      ADVANCE HOME PRESCRIPTIONS, INC. AND
                      ADVANCE PRESCRIPTION MANAGEMENT, INC.


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                 MARCH 31, 1993


1.   ORGANIZATION AND BASIS OF PRESENTATION:

The consolidated financial statements include the accounts of Advance Home Prescriptions, Inc. and Advance Prescription Management, Inc., both wholly owned subsidiaries of Advance Health Care, Inc. (the "Company"). The two subsidiaries comprise the Company's Pharmacy Division and are referred to collectively as the "Division."

The Division's operations consist of the sale of mail service pharmaceuticals and the processing of prescription claims. The Division operates a pharmacy facility in Carrollton, Texas, and its mail service prescription operations are nationwide.

All significant intercompany accounts have been eliminated.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

REVENUE RECOGNITION

The mail service prescription revenues are generally recognized when each prescription is filled and shipped. Prescription management service fees are recognized when claims are processed. The Division bills insurance companies, third-party administrators and individuals for its services.

MANAGEMENT SERVICES

The Company provides senior management and other services, including payroll, personnel, accounting, and administration, to the Division. The cost of these services is allocated to the Division and is reflected in the accompanying financial statements. The total management fee incurred in 1993 was $443,000.

INVENTORIES

Inventories consist of pharmaceuticals valued at the lower of cost or market under the first-in, first-out method.

FURNITURE AND EQUIPMENT

Furniture and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over estimated useful lives ranging from three to seven years. Amortization of leasehold improvements is computed over the lives of the assets or the lease terms, whichever is shorter. Lease terms average seven years. Major renewals and betterments are added to the furniture and equipment accounts, while the cost of repairs and maintenance is charged to operating expenses in the period incurred.

ORGANIZATIONAL COSTS AND OTHER

Organizational costs are comprised of professional fees incurred in the formation of the companies and the acquisition of various Division assets.
Other assets are comprised primarily of capitalized costs incurred in the development of certain computer systems. These costs are being amortized on the straight-line method over periods ranging from 48 to 60 months.

FEDERAL INCOME TAXES

The Division's activities are included in the consolidated U.S. federal income tax return of the Company. The Division calculates its tax provision on a stand-alone basis.

The Division accounts for certain income and expense items differently for financial reporting purposes than for federal income tax purposes. The principal timing differences arise as a result of the use different methods for recognizing bad debt deductions and depreciation for financial statement accounting and tax reporting purposes. The Division paid no income taxes and recognized no income tax expense relating to 1993.

In February 1992, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." SFAS 109 becomes mandatory for the Division for the fiscal year ending March 31, 1994. The Company and the Division have neither determined the impact of adoption of SFAS 109 nor decided whether they will restate prior year financial statements in the year of adoption.

3.   BANK LINE OF CREDIT:

The Division has a $500,000 bank line of credit which expires on January 28, 1994. The line of credit bears interest at 8.5% and is collateralized by certain accounts receivable and inventory.

Virtually all the Division's debt has been personally guaranteed by certain stockholders and officers of the Company.

4.   CAPITAL LEASE OBLIGATION:

The Division's capital lease obligation bears interest at the rate of 15%. The lease is payable in monthly installments and is collateralized by certain equipment. The lease terminates October 1994.

5.   RETIREMENT PLAN:

The Company sponsors a retirement plan for all eligible Division employees. The plan is qualified under Section 401(k) of the Internal Revenue Code. The Company and the Division are not required to make, and have not made, any contributions to the plan to date.

6.   COMMITMENTS AND CONTINGENCIES:

The Division has operating leases for office space and certain office equipment. Total rental expense incurred in 1993 was $97,000. Future minimum rentals under noncancelable operating lease agreements as of March 31, 1993, are as follows:

       Years Ending
         March 31,
       --------------
          1994                                $   78,000
          1995                                    35,000
          1996                                    19,000
          1997                                     9,000
          1998 and thereafter                      4,000

7.   SUBSEQUENT EVENTS:

In June 1993, the Company signed a nonbinding Term Sheet that proposed a Series A Senior preferred stock financing for the continued expansion of the Division. In connection with this proposed financing, all capital stock of the Division will be contributed to a new holding company, which will also be a wholly owned subsidiary of the Company.

                Advance Pharmacy Services, Inc. and Subsidiaries
                      Consolidated Statement of Operations
                   For the Seven Months Ended October 31, 1993
                                   (Unaudited)



Revenues:
     Mail Service Pharmaceuticals                            $    8,701,756
     Adjudication Revenues                                          351,686
                                                             --------------
Total Revenues                                                    9,053,442
Cost of Sales                                                    (7,244,856)
                                                             --------------

Gross Profit                                                      1,808,586

Operating Expenses:
     Advertising                                                     (3,493)
     Insurance                                                      (26,933)
     Leases and Rentals                                             (76,159)
     Other Operating Expenses                                       (61,283)
     Professional Services                                          (51,112)
     Repairs and Maintenance                                        (18,030)
     Salaries and Benefits                                         (872,198)
     Supplies/Postage/Freight                                      (348,405)
     Taxes                                                           (8,158)
     Training/Development                                            (1,737)
     Travel/Auto/Entertainment                                      (62,254)
     Utilities and Telephone                                        (78,642)
                                                             --------------
Total Operating Expenses                                         (1,608,404)
                                                             --------------

Income From Operations                                              200,182
Non-Operating Revenue (Expense):
     Interest Income and (Expense)                                    4,268
     Depreciation and Amortization                                  (79,304)
     Corporate Overhead                                            (299,430)
                                                             --------------
Total Non-Operating Revenue (Expense)                              (374,466)
                                                             --------------

Net Income (Loss) Before Taxes                                     (174,284)
Federal Income Taxes                                                   -
                                                             --------------
Net Income (Loss)                                            $     (174,284)
                                                             --------------
                                                             --------------

                                  SCHEDULE 2.9

                                      TAXES


                                    --None--

                                  SCHEDULE 2.10

                                      ERISA


Advance Health Care, Inc. established a 401(k) Plan. It does not contribute to this Plan.

                                  SCHEDULE 2.11

                          TRANSACTIONS WITH AFFILIATES


1. Historically, various administrative and support functions are performed for AHP and APM and all other subsidiaries by Advance Health Care, Inc., including without limitation executive management, insurance, workers compensation, office space, parking, secretarial support, accounting, bookkeeping, telephone and telecopy. The average monthly consolidated cost of all such administrative functions historically ranges between approximately $75,000 and $85,000. In connection with the closing of the transactions contemplated by the Agreement, a substantial portion of these functions, and some of the employees responsible for these functions, will be assigned to the Company.

2.   Recapitalization Agreement

3.   Letter Agreement dated January 16, 1992 between Advance Home
     Prescriptions, Inc. and Tim Moser, pursuant to which APM agreed to loan $10,785, interest free, to Mr. Moser, and Mr. Moser agreed to repay APM at a rate of $85 per month (the "Moser Loan").

                                  SCHEDULE 2.12

           ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS


1.   Assumption of Shareholder Loan.

                                  SCHEDULE 2.13

                           INVESTMENT IN OTHER PERSONS


                                    --None--

                                  SCHEDULE 2.16

                               BROKERS OR FINDERS


Advance Capital Markets, Inc. has been hired in connection with the negotiations and acquisition of Paradigm Pharmacy Management, Inc.

                                  SCHEDULE 2.17

                     CAPITALIZATION; STATUS OF CAPITAL STOCK

RECORD SHAREHOLDERS OF THE COMPANY:

     Advance Health Care, Inc.
     Canaan Capital Limited Partnership
     Canaan Capital Offshore Limited Partnership
     Dr. Jeffrey R. Jay
     Stephen L. Green
     Quai Ltd.
     J.H. Whitney & Co.
     Whitney 1990 Equity Fund, L.P.


OPTIONS GRANTED

The Company has authorized the issuance of options to the current management of Paradigm Pharmacy Management, Inc. ("Paradigm") to purchase up to 715 shares of Common Stock and a warrant to Blue Cross and Blue Shield of Maryland, Inc. to purchase up to 225 shares of Common Stock (the "Blue Cross Warrant").

RESTRICTIONS ON CAPITAL STOCK

1. The Purchase and Sale Agreement dated August 4, 1993, as amended (the "Canaan/Whitney Purchase Agreement"), between the Company, Advance Prescription Management, Inc., Advance Home Prescriptions, Inc. and each of the Purchasers listed therein (the "Purchasers") grants a right of first offer to the Purchasers with respect to certain proposed issuances by the Company of equity, instruments convertible into equity or debt.

2. The Voting, Co-Sale and Right of First Refusal Agreement dated as of August 4, 1993 among the Company, Advance Health Care, Inc., the Investors and Executive Stockholders listed therein (the "Voting Agreement") restricts the ability of such Investors' and Executive Stockholders' to transfer their shares of capital stock.

                                  SCHEDULE 2.18

                               REGISTRATION RIGHTS


1. The Purchasers are granted demand and piggy-back registration rights in the Canaan/Whitney Purchase Agreement.

2. Blue Cross and Blue Shield, Inc. will be granted piggy-back registration rights in the Blue Cross Warrant.

                                 SCHEDULE 2.19

                                  INSURANCE


Coverage                   Amount                      Carrier
- --------                   ------                      -------

Primary General            $1,000,000 per              Commercial Union
Liability (including       occurrence
commercial, property       $2,000,000 aggregate
and druggist
professional
liability)

Excess General             [caad 214]$4,000,000 per              National Surety
Liability (including       occurrence                  Corp.
commercial, property       [caad 214]$4,000,000 aggregate
and druggist
professional
liability)

Contents (including        $600,000                    Commercial Union
computers)

Automobile Liability       $500,000                    Commercial Union

Workers Compensation       $500,000 (statutory         Texas Workers Comp.
(standard employers        portion is unlimited        [caad 214]Insurance Fund
liability)                 as mandated under
                           workers compensation
                           act)

                                  SCHEDULE 2.20

                               MATERIAL AGREEMENTS

A. MAIL ORDER PHARMACY SERVICES AGREEMENTS. AHP has entered into various agreements with employers, third party administrators and other insurers (each a "Sponsor") whereby it agrees to provide exclusive mail order pharmacy services to the respective participants in such Sponsor's group. The material agreements, listed below, provide that the Sponsor will pay AHP a negotiated formula rate based on percentage of ingredient costs (generally, 5% to 40% off average wholesale price) and a dispensing fee per prescription (generally, $0 to $4 per prescription). Generally, the material agreements have a one-year term subject to automatic year to year renewals.

     1. MAIL ORDER PHARMACY SERVICES AGREEMENT between Advance Home Prescriptions, Inc. and CMC Steel Group, effective August 1, 1993.

     2. MAIL ORDER PHARMACY SERVICES AGREEMENT betweenbetween Advance Home Prescriptions, Inc. and ENRON Corp., effective June 1, 1991.

     3. AGREEMENT TO PROVIDE MAIL ORDER PHARMACY SERVICES between Group Administrators, Inc. and Allied Home Pharmacy, Inc. (predecessor of Advance Home Prescriptions. Inc.), effective July 8, 1987.

B. MANAGED PHARMACEUTICAL AGREEMENTS. APM has entered into various agreements whereby it offers a Sponsor-reimbursed direct claim indemnification program covering eligible participants in a Sponsor's plan. APM provides eligible participants with an identification card to assist in establishing the necessary claim data. The material agreements, listed below, provide that APM will reimburse the providers and/or participants for their prescription drug costs and that the Sponsor will pay AHP a negotiated administrative fee on a per prescription basis (generally, $0.65 to $1.95 per prescription). Generally, the material agreements have a one-year term subject to automatic year to year renewals.

     1. MANAGED PHARMACEUTICAL AGREEMENT between Advance Prescription Management, Inc. and National Health Insurance Company, dated November 1, 1992.

     2. MANAGED PHARMACEUTICAL AGREEMENT: Mail Service and Claim Adjudication between Advance Prescription Management, Inc. and The Travelers Plan Administrators/Fort Worth, dated April 1, 1993.

     3. MANAGED PHARMACEUTICAL AGREEMENT: Mail Service Claim Adjudication between Advance Prescription Management, Inc. and Specialized Association Services, dated April 1, 1993.

     4. MANAGED PHARMACEUTICAL AGREEMENT: Mail Service and Direct Reimbursement Claim Processing between Advance Prescription Management, Inc. and Specialized Association Services, Inc., dated January 1. 1993.

     5. INDEPENDENT GENERAL AGENT AGREEMENT between Keenan & Associates and Advance Prescription Management, Inc., effective March 1, 1993.

C. NETWORK PHARMACY AGREEMENTS. APM has entered into agreements with pharmacies that desire to become a pharmacy eligible to `participate in APM's ADVANCE Rx-TM- programs (a "Provider Pharmacy"). The material Network Pharmacy Agreements, listed below, each have a one-year term subject to automatic year to year renewals. Generally, each Network Pharmacy Agreement obligates APM to use its best efforts to process the Provider Pharmacies claims for payment, although it is not obligated to pay such claims until it has received the payment from the participating insurers.

     1. NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and Revco D.S., Inc., effective December 5, 1992.

     2. PPO NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and Revco D.S., Inc., effective December 5, 1992.

     3. NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and Big B Drug Stores, effective October 1, 1992.

     4. PPO NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and Big B Drug Stores, effective October 1, 1992.

     5. NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and Thrift Drug, Inc., effective January 1, 1993.

     6. NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and K-Mart, effective November 1. 1992.

     7. PPO NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and K-Mart, effective November 1, 1992.

     8. NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and The Kroger Company, effective September 10, 1992.

     9. PPO NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and The Kroger Company, effective September 10, 1992.

     10. NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and Medicine Shoppe (with InterNet, Inc. as agent), effective October 23, 1992.

     11.  PPO NETWORK PHARMACY AGREEMENT between Advance Prescription
          Management,

          Inc. and Medicine Shoppe (with InterNet, Inc. as agent), effective October 23, 1992.

     12. NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and Northeast Pharmacy Service Corporation.

     13. NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and United Managed Care, effective February 1, 1993.

     14. PPO NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and United Managed Care, effective February 1, 1993.

     15. NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and Hook-SupeRx, Inc.

     16. PPO NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and Hook-SupeRx, Inc.

     17. NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and Jack Eckerd Corporation/Eckerd Holdings II, Inc., effective January 1, 1993, as amended.

     18. NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and Thrifty Corporation, effective January 1, 1993.

     19. NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and Wal-Mart Pharmacy, effective October 12, 1992.

     20. PPO NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and Wal-Mart Pharmacy, effective October 12, 1992.

     21. NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and American Drug Stores, dba, Osco/Savon, effective January 27, 1993

     22. NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and Rite Aid Corp., effective October 30, 1992.

     23. NETWORK PHARMACY AGREEMENT between Advance Prescription Management, Inc. and various corporations maintaining their principal place of business at One CVS Drive, Woonsocket, RI 02895, effective January 1, 1993.

D.   OTHER

     1. EMPLOYMENT AGREEMENT between Advance Home Prescriptions, Inc. and Donald M. Lea, II (Vice President of Sales and Marketing), dated April 21, 1992. AHP employs Mr. Lea as Vice President of Sales and Marketing until

          July 21, 1995 a base salary of $75,000 per year plus incentive compensation and benefits. Mr. Lea agrees not to disclose confidential information, compete with AHP or interfere with AHP's relations for a period of one year following termination. The agreement may be renewed for one year.

     2.   COMPUTER PURCHASE AGREEMENT

     3.   SHAREHOLDER LOAN

     4.   WORKING CAPITAL LINE

E.   MATERIAL AGREEMENTS ENTERED INTO SINCE AUGUST 4. 1993.

     1. Letter of Intent dated November 15, 1993 between Advance Pharmacy Services, Inc. and Blue Cross and Blue Shield of Maryland, Inc.

     2. Letter of Intent dated November 15, 1993 between Advance Pharmacy Services, Inc. and ArcVentures, Inc.

     3.   Pharmacy Card, Inc. Proposal.

     4. Assignment, Assumption, Bill of Sale and Consent Agreement dated October 20, 1993 by and between Medco Containment Services, Inc., APS and Trinity Properties, Ltd. relating to that Original Commerical Lease Agreement between Trinity Properties, Ltd. and Flex RX Pharmacy Services, Inc.

     5. Agreement regarding purchase of upgraded automation equipment at the new facility.

                                  SCHEDULE 2.21

                              VARIOUS DEVELOPMENTS


EVENTS THAT HAVE OCCURRED SINCE MARCH 31. 1993:

     1.   Assumption of Shareholder Loan.

     2.   Computer Purchase Agreement.

     3.   Canaan/Whitney Purchase Agreement.

     4.   Voting Agreement.


EVENTS THAT HAVE OCCURRED SINCE AUGUST 4. 1993:

     1. Letter of Intent dated November 15, 1993 between Advance Pharmacy Services, Inc. and Blue Cross and Blue Shield of Maryland, Inc.

     2. Letter of Intent dated November 15, 1993 between Advance Pharmacy Services, Inc. and ArcVentures, Inc.

     3.   Pharmacy Card, Inc. Proposal.

     4. Assignment, Assumption, Bill of Sale and Consent Agreement dated October 20, 1993 by and between Medco Containment Services, Inc., Advance Pharmacy Services, Inc. and Trinity Properties, Ltd. relating to that Original Commerical Lease Agreement between Trinity Properties, Ltd. and FlexRX Pharmacy Services, Inc.

     5. Agreement regarding purchase of upgraded automation equipment at the new facility.

     6. Advance Pharmacy Services, Inc. has granted options to purchase 1652 shares of its Common Stock under the 1993 Incentive Stock Option Plan.

     7. The Company cannot predict the impact, if any, on its business or prospects of the various proposed federal initiatives currently under discussion.

     8.   Amendment No. 1 to Canaan/Whitney Purchase Agreement.